                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 11, 2001


                              AOL TIME WARNER INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                    1-15062               13-4099534
----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)              File Number)          Identification No.)


                    75 ROCKEFELLER PLAZA, NEW YORK, NY 10019
                    ----------------------------------------
               (Address of principal executive offices) (zip code)


                                 (212) 484-8000
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS

         As reported on Form 8-K dated January 11, 2001 (filed January 12,
2001), effective January 11, 2001, pursuant to the Second Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 10, 2000, among AOL Time Warner Inc. ("AOL Time Warner"), America Online, Inc. ("America Online"), Time Warner Inc. ("Time Warner") and two acquisition subsidiaries of AOL Time Warner, America Online and Time Warner combined their businesses by merging with acquisition subsidiaries of AOL Time Warner. America Online common stockholders received one share of AOL Time Warner common stock for each share they owned and Time Warner common stockholders received 1.5 shares of AOL Time Warner common stock for each share they owned. Time Warner series LMCN-V common stockholders received 1.5 shares of substantially identical AOL Time Warner series LMCN-V common stock for each share they owned.

         This Form 8-K/A amends the current report on Form 8-K dated January 11, 2001 to include financial statements of Time Warner as required by Item 7(a) Financial Statements of Businesses Acquired. Included as a part of Time Warner's financial statements is the financial information of the guarantors of Time Warner's publicly held debt as of December 31, 2000 (Supplementary Information--Condensed Consolidated Financial Statements). Also included as exhibits are the financial statements of Time Warner Entertainment Company, L.P. ("TWE"), a significant subsidiary of Time Warner, and the financial statements of the TWE General Partners in their capacity as guarantors of TWE's publicly held debt.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

         (i)   Time Warner Inc.:

               Consolidated financial statements of Time Warner Inc. as of December 31, 2000 and 1999 and for each of the years ended December 31, 2000, 1999 and 1998, including the report thereon of Ernst & Young LLP, Independent Auditors.

(c)  EXHIBITS

         (i)   Exhibit 23.1: Consent of Ernst & Young LLP, Independent Auditors.

         (ii) Exhibit 99.1: Financial statements of Time Warner Entertainment Company, L.P. as of December 31, 2000 and 1999 and for each of the years ended December 31, 2000, 1999 and 1998, including the report thereon of Ernst & Young LLP, Independent Auditors.

         (iii) Exhibit 99.2: TWE General Partners as of December 31, 2000 and 1999 and for each of the years ended December 31, 2000, 1999 and 1998, including the report thereon of Ernst & Young LLP, Indpendent Auditors.

                                TIME WARNER INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                         AND OTHER FINANCIAL INFORMATION


                                                                            PAGE
                                                                            ----
Consolidated Financial Statements:
   Balance Sheet............................................................. 3
   Statement of Operations................................................... 4
   Statement of Cash Flows................................................... 5
   Statement of Shareholders' Equity......................................... 6
   Notes to Consolidated Financial Statements ............................... 7

Report of Independent Auditors...............................................49
Selected Financial Information...............................................50
Quarterly Financial Information..............................................53
Supplementary Information....................................................54
Financial Statement Schedule II--Valuation and Qualifying Accounts...........62

                                TIME WARNER INC.
                           CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31,
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                              2000         1999
                                                                                              ----         ----
ASSETS
CURRENT ASSETS
Cash and equivalents....................................................................  $     690      $ 1,284
Receivables, less allowances of $1.628 and $1.682 billion...............................      5,420        4,931
Inventories.............................................................................      1,583        1,472
Prepaid expenses........................................................................      1,437        1,413
                                                                                             ------       ------
Total current assets....................................................................      9,130        9,100

Noncurrent inventories and film costs...................................................      5,075        5,276
Investments.............................................................................      1,548        2,096
Property, plant and equipment ..........................................................     10,148        8,728
Music catalogues, contracts and copyrights..............................................        707          782
Cable television and sports franchises..................................................      8,055        8,472
Goodwill................................................................................     15,594       15,458
Other assets............................................................................      1,944        1,545
                                                                                            -------      -------
Total assets............................................................................    $52,201      $51,457
                                                                                            =======      =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable........................................................................  $   2,020     $  1,923
Participations payable..................................................................      1,190        1,403
Royalties and programming costs payable.................................................      1,488        1,564
Debt due within one year................................................................         45           22
Other current liabilities...............................................................      5,500        4,839
                                                                                            -------      -------
Total current liabilities...............................................................     10,243        9,751

Long-term debt .........................................................................     19,907       18,083
Borrowings against future stock option proceeds.........................................          -        1,243
Deferred income taxes...................................................................      3,079        4,234
Unearned portion of paid subscriptions..................................................        832          762
Other liabilities.......................................................................      4,240        3,910
Minority interests......................................................................      3,364        3,186
Mandatorily redeemable preferred securities of a subsidiary holding solely
   debentures of a subsidiary of the Company............................................        575          575

SHAREHOLDERS' EQUITY
Preferred stock, $.10 par value, 3.1 and 8.4 million shares outstanding, $.310 and
     $.840 billion liquidation preference...............................................          -            1
Series LMCN-V common stock, $.01 par value, 114.1 million shares outstanding............          1            1
Common stock, $.01 par value, 1.218 and 1.173 billion shares outstanding................         12           12
Paid-in capital.........................................................................     15,074       12,998
Accumulated deficit.....................................................................     (5,126)      (3,299)
                                                                                            -------      -------
Total shareholders' equity..............................................................      9,961        9,713
                                                                                            -------      -------
Total liabilities and shareholders' equity..............................................    $52,201      $51,457
                                                                                            =======      =======



See accompanying notes.

                                TIME WARNER INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                            YEARS ENDED DECEMBER 31,
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                     2000          1999            1998            1998
                                                                 HISTORICAL(a)  HISTORICAL(a)   PRO FORMA(a)    HISTORICAL(a)
                                                                 ----------     ----------      ---------       ----------
Revenues(b)...................................................   $ 28,514       $  27,123        $ 26,070        $ 14,408
                                                                 --------       ---------        --------        --------
Cost of revenues(b)...........................................    (15,796)        (14,733)        (14,675)         (7,357)
Selling, general and administrative(b)........................     (7,608)         (7,513)         (7,070)         (4,802)
Amortization of goodwill and other intangible assets..........     (1,353)         (1,279)         (1,311)           (781)
Gain on sale or exchange of cable systems and investments(b)..         37           2,247             108              18
Gain on early termination of video distribution agreement.....          -             215               -               -
Gain on sale of interest in CanalSatellite....................         65              97               -               -
Write-down of retail store assets.............................          -            (106)              -               -
                                                                 --------       ---------        --------        --------
Business segment operating income.............................      3,859           6,051           3,122           1,486
Equity in pretax income of Entertainment Group(b).............          -               -               -             356
Interest expense .............................................     (1,696)         (1,511)         (1,451)           (891)
Other income (expense), net(b)(c).............................     (1,054)           (402)           (589)           (227)
Corporate expenses(b).........................................       (174)           (163)           (158)            (86)
Minority interest.............................................       (264)           (475)           (338)            (52)
                                                                 --------       ---------        --------        --------
Income before income taxes, extraordinary loss on retirement of
     debt and cumulative effect of accounting change..........        671           3,500             586             586
Income taxes..................................................       (403)         (1,540)           (418)           (418)
                                                                 --------       ---------        --------        --------
Income before extraordinary loss on retirement of debt and
     cumulative effect of accounting change...................        268           1,960             168             168
Extraordinary loss on retirment of debt, net of $9 million
     income tax benefit.......................................          -             (12)              -               -
                                                                 --------       ---------        --------        --------
Income before cumulative effect of accounting change..........        268           1,948             168             168
Cumulative effect of accounting change, net of $295 million
     income tax benefit.......................................       (443)              -               -               -
                                                                 --------       ---------        --------        --------
Net income (loss).............................................       (175)          1,948             168             168
Preferred dividend requirements(d)............................        (14)            (52)           (540)           (540)
                                                                 --------       ---------        --------        --------
Net income (loss) applicable to common shares.................       (189)        $ 1,896        $   (372)       $   (372)
                                                                 ========         =======        ========         =======
Basic income (loss) per common share before extraordinary
     loss on retirement of debt and cumulative effect
     of accounting change.....................................   $   0.19         $  1.51        $  (0.31)       $  (0.31)
Extraordinary loss on retirement of debt......................          -           (0.01)              -               -
Cumulative effect of accounting change........................      (0.33)             -                -               -
                                                                 --------       ---------        --------        --------
Basic net income (loss) per common share......................   $  (0.14)        $  1.50        $  (0.31)       $  (0.31)
                                                                 ========       =========        ========         =======
Average basic common shares...................................    1,318.6         1,267.0         1,194.7         1,194.7
                                                                 ========       =========        ========        ========
Diluted income (loss) per common share before extraordinary
     loss on retirement of debt and cumulative effect of
     accounting change........................................    $  0.19       $    1.43        $  (0.31)       $  (0.31)
Extraordinary loss on retirement of debt......................          -           (0.01)              -               -
Cumulative effect of accounting change........................      (0.33)              -               -               -
                                                                 --------       ---------        --------        --------
Diluted net income (loss) per common share....................   $  (0.14)      $    1.42        $  (0.31)       $  (0.31)
                                                                 ========       =========        ========        ========
Average diluted common shares.................................    1,318.6         1,398.3         1,194.7         1,194.7
                                                                 ========       =========        ========        ========

-------------------
(a) The 2000 and 1999 financial statements reflect the consolidation of the Entertainment Group, which substantially consists of TWE, retroactive to the beginning of 1999. Time Warner's historical financial statements for 1998 have not been changed; however, in order to enhance comparability, pro forma financial statements for 1998 reflecting the consolidation of the Entertainment Group are presented supplementally.

(b) Includes the following income (expenses) resulting from transactions with related companies:

       Revenues...............................................       $663           $ 506           $ 511           $ 487
       Cost of revenues.......................................       (212)           (167)           (119)           (283)
       Selling, general and administrative....................        (42)            (29)            (23)            (40)
       Gain (loss) on sale or exchange of cable systems
           and investments....................................          -             427              (4)             (4)
       Equity in pretax income of Entertainment Group.........          -               -               -             105
       Other income (expense), net............................        (19)            (28)            (34)            (44)
       Corporate expenses.....................................          -               -               -              72

(c) Includes an approximate $115 million pretax gain recognized in the second quarter of 1999 in connection with the initial public offering of a 20% interest in Time Warner Telecom Inc. See Note 3.

(d) Preferred dividend requirements for 1998 include a one-time effect of $234 million relating to the premium paid in connection with the redemption of the Company's 10 1/4% Series M exchangeable preferred stock ("Series M Preferred Stock"). See Note 13.

See accompanying notes.

                                TIME WARNER INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                                   (MILLIONS)

                                                                     2000          1999            1998            1998
                                                                 HISTORICAL(a)  HISTORICAL(a)   PRO FORMA(a)    HISTORICAL(a)
                                                                 ----------     ----------      ---------       ----------
OPERATIONS
Net income (loss).............................................    $  (175)        $ 1,948         $   168         $   168
Adjustments for noncash and nonoperating items:
     Extraordinary loss on retirement of debt.................          -              12               -               -
     Cumulative effect of accounting change...................        443               -               -               -
     Depreciation and amortization............................      2,657           2,510           2,616           1,159
     Amortization of film costs...............................      2,032           2,268           2,478             542
     Noncash interest expense.................................          4               4              30              30
     Gain on sale or exchange of cable systems and investments        (37)         (2,247)           (108)            (18)
     Excess of distributions over equity in pretax income of
       Entertainment Group....................................          -               -               -             342
     Equity in losses of other investee companies after
       distributions..........................................        608             417             286             166
Changes in operating assets and liabilities:
     Receivables..............................................       (833)           (349)           (940)           (597)
     Inventories..............................................     (2,291)         (2,660)         (2,962)           (854)
     Accounts payable and other liabilities...................        245           2,055           1,500             810
     Other balance sheet changes..............................         31              (5)            340              97
                                                                  -------         -------         -------         -------
Cash provided by operations...................................      2,684           3,953           3,408           1,845
                                                                  -------         -------         -------         -------

INVESTING ACTIVITIES
Consolidation of the Entertainment Group's cash and
     equivalents..............................................          -              87               -               -
Investments and acquisitions..................................     (1,216)           (870)           (548)           (159)
Capital expenditures..........................................     (2,773)         (2,231)         (2,115)           (512)
Investment proceeds...........................................        425           1,084           1,755             569
Proceeds received from distribution of TWE Senior Capital.....          -               -               -             455
                                                                  -------         -------         -------         -------
Cash provided (used) by investing activities..................     (3,564)         (1,930)           (908)            353
                                                                  -------         -------         -------         -------

FINANCING ACTIVITIES
Borrowings....................................................      4,556           4,332           5,257           3,743
Debt repayments...............................................     (3,042)         (3,749)         (4,215)         (2,317)
Borrowings against future stock option proceeds...............          2             348           1,015           1,015
Repayments of borrowings against future stock option proceeds.     (1,245)              -            (653)           (653)
Redemption of mandatorily redeemable preferred securities of
     subsidiary...............................................          -            (217)              -               -
Repurchases of Time Warner common stock.......................        (65)         (1,896)         (2,240)         (2,240)
Redemption of Series M Preferred Stock........................          -               -          (2,093)         (2,093)
Dividends paid................................................       (254)           (289)           (524)           (524)
Proceeds received from stock option and dividend reinvestment
     plans....................................................        386             421             740             740
Other.........................................................        (52)           (131)           (225)            (72)
                                                                  -------         -------         -------         -------
Cash provided (used) by financing activities..................        286          (1,181)         (2,938)         (2,401)
                                                                  -------         -------         -------         -------

INCREASE (DECREASE) IN CASH AND EQUIVALENTS..............            (594)            842            (438)           (203)

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD.............            1,284             442             967             645
                                                                  -------         -------         -------         -------

CASH AND EQUIVALENTS AT END OF PERIOD.........................    $   690         $ 1,284         $   529         $   442
                                                                  =======         =======         =======         =======

-------------------
(a) The 2000 and 1999 financial statements reflect the consolidation of the Entertainment Group, which substantially consists of TWE, retroactive to the beginning of 1999. Time Warner's historical financial statements for 1998 have not been changed; however, in order to enhance comparability, pro forma financial statements for 1998 reflecting the consolidation of the Entertainment Group are presented supplementally.

See accompanying notes.

                                TIME WARNER INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                   (MILLIONS)

                                                              PREFERRED   COMMON   PAID-IN  ACCUMULATED
                                                               STOCK       STOCK   CAPITAL    DEFICIT     TOTAL
                                                              ---------   ------   -------  -----------   ------
BALANCE AT DECEMBER 31, 1997................................   $    4      $  11   $12,675    $(3,334)    $9,356
Net income..................................................                                      168        168
Foreign currency translation adjustments....................                                        4          4
Realized and unrealized losses on derivative financial
    instruments, net of $13 million tax benefit.............                                      (20)       (20)
Cumulative effect of change in accounting for derivative
    financial instruments, net of $3 million tax benefit....                                      (18)       (18)
                                                                                              -------     ------
   Comprehensive income.....................................                                      134        134

Common stock dividends......................................                                     (216)      (216)
Preferred stock dividends...................................                                     (540)      (540)
Issuance of common stock in connection with the
    conversion of zero-coupon convertible notes due 2013....                         1,150                 1,150
Issuance of common stock in connection with the
    conversion of convertible preferred stock...............       (2)         1       151       (150)         -
Repurchases of Time Warner common stock.....................                  (1)   (2,239)               (2,240)
Shares issued pursuant to stock option, dividend
    reinvestment and benefit plans..........................                   1     1,397       (190)     1,208
                                                                -----      -----    ------    -------     ------
BALANCE AT DECEMBER 31, 1998................................        2         12    13,134     (4,296)     8,852
Net income..................................................                                    1,948      1,948
Foreign currency translation adjustments....................                                      (63)       (63)
Unrealized gains on securities, net of $147 million tax
    provision...............................................                                      221        221
Realized and unrealized gains on derivative financial
    instruments, net of $6 million tax provision............                                        9          9
                                                                                              -------     ------
    Comprehensive income....................................                                    2,115      2,115

Common stock dividends......................................                                     (228)      (228)
Preferred stock dividends...................................                                      (52)       (52)
Issuance of common stock in connection with the
    conversion of convertible preferred stock...............       (1)         1        23        (23)         -
Repurchases of Time Warner common stock.....................                        (1,896)               (1,896)
Shares issued pursuant to stock option, dividend
    reinvestment and benefit plans..........................                         1,737       (815)       922
                                                                -----      -----   -------    -------     ------
BALANCE AT DECEMBER 31, 1999................................        1         13    12,998     (3,299)     9,713
Net loss....................................................                                     (175)      (175)
Foreign currency translation adjustments....................                                      (94)       (94)
Unrealized losses on securities, net of $136 million tax
    benefit.................................................                                     (205)      (205)
Realized and unrealized losses on derivative financial
    instruments.............................................                                       (1)        (1)
                                                                                               ------     ------
   Comprehensive loss.......................................                                     (475)      (475)

Common stock dividends......................................                                     (238)      (238)
Preferred stock dividends...................................                                      (14)       (14)
Issuance of common stock in connection with the
    conversion of convertible preferred stock...............       (1)                 572       (571)         -
Repurchases of Time Warner common stock.....................                           (65)                  (65)
Shares issued pursuant to stock option, dividend
    reinvestment and benefit plans, including $651
    million tax benefit.....................................                         1,569       (529)     1,040
                                                               ------      -----   -------    -------     ------
BALANCE AT DECEMBER 31, 2000................................   $    -      $  13   $15,074    $(5,126)    $9,961
                                                               ======      =====   =======    =======     ======


See accompanying notes.

                                TIME WARNER INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

         Time Warner Inc. ("Time Warner" or the "Company") is one of the world's leading media and entertainment companies. Time Warner's principal business objective is to create and distribute branded information and entertainment copyrights throughout the world. Time Warner classifies its business interests into six fundamental areas: Cable Networks, consisting principally of interests in cable television programming; Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing; Music, consisting principally of interests in recorded music and music publishing; Filmed Entertainment, consisting principally of interests in filmed entertainment, television production and television broadcasting; Cable, consisting principally of interests in cable television systems; and Digital Media, consisting principally of interests in Internet-related and digital media businesses.

         Each of the business interests within Cable Networks, Publishing, Music, Filmed Entertainment, Cable and Digital Media is important to management's objective of increasing shareholder value through the creation, extension and distribution of recognizable brands and copyrights throughout the world. Such brands and copyrights include (1) leading cable television networks, such as HBO, Cinemax, CNN, TNT and TBS Superstation, (2) magazine franchises, such as Time, People and Sports Illustrated, (3) copyrighted music from many of the world's leading recording artists that is produced and distributed by a family of established record labels such as Warner Bros. Records, Atlantic Records, Elektra Entertainment and Warner Music International, (4) the unique and extensive film, television and animation libraries owned or managed by Warner Bros. and New Line Cinema, and trademarks such as the Looney Tunes characters, Batman and The Flintstones, (5) The WB Network, a national broadcasting network launched in 1995 as an extension of the Warner Bros. brand and as an additional distribution outlet for the Company's collection of children's cartoons and television programming, (6) Time Warner Cable, the second largest operator of cable television systems in the U.S. and (7) Internet websites, such as CNN.com.

         Financial information for Time Warner's various business segments is presented herein as an indication of financial performance (Note 18). Except for start-up losses incurred in connection with The WB Network and Digital Media, Time Warner's principal business segments generate significant operating income and cash flow from operations. The cash flow from operations generated by such business segments is considerably greater than their operating income due to significant amounts of noncash amortization of intangible assets recognized in various acquisitions accounted for by the purchase method of accounting. Noncash amortization of intangible assets recorded by Time Warner's business segments amounted to $1.353 billion in 2000, $1.279 billion in 1999, and $781 million in 1998 ($1.311 billion on a pro forma basis).

BASIS OF PRESENTATION

         A majority of Time Warner's interests in filmed entertainment, television production, television broadcasting and cable television systems, and a portion of its interests in cable television programming and digital media are held through Time Warner Entertainment Company, L.P. ("TWE"). Time Warner owns general and limited partnership interests in TWE consisting of 74.49% of the pro rata priority capital ("Series A Capital") and residual equity capital ("Residual Capital"), and 100% of the junior priority capital ("Series B Capital"). The remaining 25.51% limited partnership interests in the Series A Capital and Residual Capital of TWE are held by MediaOne TWE Holdings, Inc. ("MediaOne"), a subsidiary of AT&T Corp. ("AT&T").

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         During 1999, rights held by MediaOne to participate in the management of TWE's businesses were forfeited. As a result, Time Warner began consolidating the Entertainment Group, which substantially consists of TWE, retroactive to the beginning of 1999. Time Warner's historical financial statements for 1998 have not been changed, but are no longer comparable to 1999 and 2000 because the Entertainment Group was reflected on an unconsolidated basis using the equity method of accounting. Accordingly, in order to enhance comparability, pro forma financial statements for 1998 reflecting the consolidation of the Entertainment Group are presented supplementally.

1998 Stock Split

         Common stock, paid-in-capital, stock options, per common share and average common share amounts give effect to a two-for-one common stock split that occurred on December 15, 1998.

Cumulative Effect of Change in Film Accounting Principle

         In June 2000, Time Warner adopted Statement of Position 00-2, "Accounting by Producers and Distributors of Films" ("SOP 00-2"). SOP 00-2 established new film accounting standards, including changes in revenue recognition and accounting for advertising, development and overhead costs. Specifically, SOP 00-2 requires advertising costs for theatrical and television product to be expensed as incurred. This compares to Time Warner's previous policy of first capitalizing and then expensing advertising costs for theatrical product over the related revenue streams. In addition, SOP 00-2 requires development costs for abandoned projects and certain indirect overhead costs to be charged directly to expense, instead of those costs being capitalized to film costs, which was required under the previous accounting model. SOP 00-2 also requires all film costs to be classified in the balance sheet as noncurrent assets. Provisions of SOP 00-2 in other areas, such as revenue recognition, generally are consistent with Time Warner's existing accounting policies.

         Time Warner has adopted the provisions of SOP 00-2 retroactively to the beginning of 2000. As a result, Time Warner's net income in 2000 includes a one-time, noncash, after-tax charge of $443 million, primarily to reduce the carrying value of its film inventory. This charge has been reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

Revenue Classification Changes

         In the fourth quarter of 2000, Time Warner adopted Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 clarifies certain existing accounting principles for the recognition and classification of revenues in financial statements. While Time Warner's existing revenue recognition policies are consistent with the provisions of SAB 101, the new rules result in changes as to how revenues and costs are classified in Time Warner's Cable Networks and Music segments. As a result of applying the provisions of SAB 101, Time Warner's revenues and costs were reduced by an equal amount of $198 million in 2000, $200 million in 1999 and $164 million in 1998 (on both a historical and pro forma basis) in the accompanying consolidated statement of operations. Other aspects of SAB 101 did not have a significant effect on Time Warner's consolidated financial statements.


Reclassifications

         Certain reclassifications have been made to the prior years' financial statements to conform to the 2000 presentation, including a reclassification of the Music segment's operating results for 1999 and 1998 to reflect a

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


change in how management classifies Time Warner's share of the operating results of the Columbia House Company Partnerships ("Columbia House"), a 50%-owned equity investee. Effective January 1, 2000, management reclassified Time Warner's share of the operating results of Columbia House from its Music segment to other income (expense), net. This reclassification resulted primarily from the planned restructuring of Columbia House's traditional direct-marketing business and an increasing dependency on the sale of video product.

BASIS OF CONSOLIDATION AND ACCOUNTING FOR INVESTMENTS

         The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses, income, loss and cash flows of Time Warner and all companies in which Time Warner has a controlling voting interest ("subsidiaries"), as if Time Warner and its subsidiaries were a single company. Significant intercompany accounts and transactions between the consolidated companies have been eliminated.

         Investments in companies in which Time Warner has significant influence, but less than a controlling voting interest, are accounted for using the equity method. Under the equity method, only Time Warner's investment in and amounts due to and from the equity investee are included in the consolidated balance sheet; only Time Warner's share of the investee's earnings is included in the consolidated operating results; and only the dividends, cash distributions, loans or other cash received from the investee, less any additional cash investments, loan repayments or other cash paid to the investee, are included in the consolidated cash flows.

         Investments in companies in which Time Warner does not have a controlling interest, or an ownership and voting interest so large as to exert significant influence, are accounted for at market value if the investments are publicly traded and there are no resale restrictions greater than one year. If there are resale restrictions greater than one year, or if the investment is not publicly traded, then the investment is accounted for at cost. Unrealized gains and losses on investments accounted for at market value are reported net-of-tax as a component of accumulated other comprehensive income (loss) until the investment is sold, at which time the realized gain or loss is included in income. Dividends and other distributions of earnings from both market-value and cost-method investments are included in income when declared.

         The effect of any changes in Time Warner's ownership interests resulting from the issuance of equity capital by consolidated subsidiaries or equity investees to unaffiliated parties is included in income.

FOREIGN CURRENCY TRANSLATION

         The financial position and operating results of substantially all foreign operations are consolidated using the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at average rates of exchange during the period. Resulting translation gains or losses, which have not been material, are included as a component of accumulated other comprehensive income (loss).

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         Significant estimates inherent in the preparation of the accompanying consolidated financial statements include management's forecast of anticipated revenues and cash flows from investments and the sale of future and existing music and publishing-related products, as well as from the distribution of theatrical and television product, in order to evaluate the ultimate recoverability of accounts receivable, film inventory, artist and author advances and investments, recorded as assets in the consolidated balance sheet. Accounts receivable and sales of product in the music and publishing industries, as well as sales of home video product in the filmed entertainment industry, are subject to customers' rights to return unsold items. Management periodically reviews such estimates and it is reasonably possible that management's assessment of recoverability of accounts receivable, individual films and television product, individual artist and author advances, and investments may change based on actual results and other factors.

REVENUES AND COSTS

Publishing and Music

         The unearned portion of paid magazine subscriptions is deferred until magazines are delivered to subscribers. Upon each delivery, a proportionate share of the gross subscription price is included in revenues. Magazine advertising revenues are recognized when the advertisements are published.

         In accordance with industry practice, certain products (such as magazines, books, home videocassettes, compact discs, DVDs and cassettes) are sold to customers with the right to return unsold items. Revenues from such sales are recognized when the products are shipped based on gross sales less a provision for future returns.

         Inventories of magazines, books, cassette tapes, DVDs and compact discs are stated at the lower of cost or estimated realizable value. Cost is determined using first-in, first-out; last-in, first-out; and average cost methods. Returned goods included in inventory are valued at estimated realizable value, but not in excess of cost.

Cable and Cable Networks

         A significant portion of cable system and cable network programming revenues are derived from subscriber fees and advertising. Subscriber fees are recorded as revenue in the period the service is provided and advertising revenues are recognized in the period that the advertisements are exhibited. The costs of rights to exhibit feature films and other programming on the cable networks during one or more availability periods ("programming costs") generally are recorded when the programming is initially available for exhibition, and are allocated to the appropriate availability periods and amortized as the programming is exhibited.

Digital Media

         Digital media revenues primarily are derived from advertising and e-commerce activities. Advertising revenues are recognized in the period that the advertisements are exhibited. Revenues from e-commerce activities are recognized when the products are sold.

Filmed Entertainment

         Feature films are produced or acquired for initial exhibition in theaters followed by distribution in the home video, pay cable, basic cable, broadcast network and syndicated television markets. Generally, distribution to the theatrical, home video and pay cable markets (the primary markets) is completed within eighteen months of initial

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


release. Thereafter, feature films are distributed to the basic cable, broadcast network and syndicated television markets (the secondary markets). Theatrical revenues are recognized as the films are exhibited. Home video revenues, less a provision for returns, are recognized when the home videos are sold. Revenues from the distribution of theatrical product to cable, broadcast network and syndicated television markets are recognized when the films are available to telecast.

         Television films and series are initially produced for the broadcast networks, cable networks or first-run television syndication (the primary markets) and may be subsequently licensed to foreign or domestic cable and syndicated television markets (the secondary markets). Revenues from the distribution of television product are recognized when the films or series are available to telecast, except for barter agreements where the recognition of revenue is deferred until the related advertisements are exhibited.

         License agreements for the telecast of theatrical and television product in the cable, broadcast network and syndicated television markets are routinely entered into well in advance of their available date for telecast, which is generally determined by the telecast privileges granted under previous license agreements. Accordingly, there are significant contractual rights to receive cash and barter under these licensing agreements. For cash contracts, the related revenues will not be recognized until such product is available for telecast under the contractual terms of the related license agreement. For barter contracts, the related revenues will not be recognized until the product is available for telecast and the advertising spots received under such contracts are either used or sold to third parties. All of these contractual rights for which revenue is not yet recognizable is referred to as "backlog."

         Inventories of theatrical and television product are stated at the lower of unamortized cost or net realizable value. Cost principally consists of direct production costs and production overhead. A portion of the cost to acquire Turner Broadcasting System, Inc. ("TBS") in 1996 was allocated to its theatrical and television product, including an allocation to purchased program rights (such as the animation library of Hanna-Barbera Inc. and the former film and television libraries of Metro-Goldwyn-Mayer, Inc. and RKO Pictures, Inc.) and product that had been exhibited at least once in all markets ("Library"). Library product is amortized on a straight-line basis over twenty years. Individual films and series are amortized, and the related participations and residuals are accrued, based on the proportion that current revenues from the film or series bear to an estimate of total revenues anticipated from all markets. These estimates are revised periodically and losses, if any, are provided in full. Film inventories generally include the unamortized cost of completed theatrical and television films, theatrical films and television series in production pursuant to a contract of sale, film rights acquired for the home video market, advances pursuant to agreements to distribute third-party films and the Library.

ADVERTISING

         In 2000, Time Warner began expensing advertising costs for theatrical and television product as incurred in accordance with SOP 00-2. Prior to that time, in accordance with Financial Accounting Standards Board ("FASB") Statement No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films," advertising costs for theatrical and television product were capitalized and amortized over the related revenue streams in each market that such costs were intended to benefit, which generally does not exceed three months.

         Other advertising costs are expensed upon the first exhibition of the advertisement, except for certain direct-response advertising, for which the costs are capitalized and amortized over the expected period of future benefits. Direct-response advertising principally consists of product promotional mailings, broadcast advertising, catalogs and other promotional costs incurred in the Company's direct-marketing businesses. Deferred advertising costs generally are amortized over periods of up to eighteen months subsequent to the promotional event using straight-line or

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


accelerated methods, with a significant portion of such costs amortized in twelve months or less. Deferred advertising costs for Time Warner amounted to $128 million at the end of 2000 and $250 million at the end of 1999. Advertising expense, excluding advertising costs of theatrical and television product in 1999 and 1998, amounted to $2.693 billion in 2000, $1.511 billion in 1999 and $1.154 billion in 1998 ($1.438 billion on a pro forma basis).

CASH AND EQUIVALENTS

         Cash equivalents consist of commercial paper and other investments that are readily convertible into cash and have original maturities of three months or less.

TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

         In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a Replacement of FASB Statement No. 125" ("FAS 140"). FAS 140 revises the criteria for accounting for securitizations and other transfers of financial assets and collateral. In addition, FAS 140 requires certain additional disclosures. Except for the new disclosure provisions, which are effective for the year ended December 31, 2000, FAS 140 is effective for the transfer of financial assets occurring after March 31, 2001. Management does not expect the provisions of FAS 140 to have a significant effect on Time Warner's consolidated financial statements.

FINANCIAL INSTRUMENTS

         Effective July 1, 1998, Time Warner adopted FASB Statement No. 133, as amended by FASB Statement No. 138, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133 requires that all derivative financial instruments that qualify for hedge accounting, such as interest rate swap contracts and foreign exchange contracts, be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or shareholders' equity (as a component of comprehensive income), depending on whether the derivative is being used to hedge changes in fair value or cash flows. The adoption of FAS 133 did not have a material effect on Time Warner's primary financial statements, but did reduce comprehensive income in 1998 by $18 million in the accompanying consolidated statement of shareholders' equity.

         The carrying value of Time Warner's financial instruments approximates fair value, except for differences with respect to long-term, fixed-rate debt (Note 9) and certain differences relating to cost method investments and other financial instruments that are not significant. The fair value of financial instruments is generally determined by reference to market values resulting from trading on a national securities exchange or in an over-the-counter market. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques.

PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost. Additions to cable property, plant and equipment generally include material, labor, overhead and interest. Depreciation is provided generally on the straight-line method over useful lives ranging up to thirty years for buildings and improvements and up to sixteen years for furniture, fixtures, cable television and other equipment. Property, plant and equipment consists of:

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                                                DECEMBER 31,
                                                             -----------------
                                                             2000         1999
                                                             ----         ----
                                                                 (MILLIONS)
         Land and buildings............................... $  1,958      $ 1,878
         Cable television equipment.......................   11,032        8,671
         Furniture, fixtures and other equipment..........    4,029        3,776
                                                            -------      -------
                                                             17,019       14,325
             Less accumulated depreciation...............    (6,871)      (5,597)
                                                            -------      -------

         Total............................................  $10,148      $ 8,728
                                                            =======      =======

INTANGIBLE ASSETS

         As a creator and distributor of branded information and entertainment copyrights, Time Warner has a significant and growing number of intangible assets, including goodwill, cable television and sports franchises, film and television libraries, music catalogues, contracts and copyrights, and other copyrighted products and trademarks. In accordance with generally accepted accounting principles, Time Warner does not recognize the fair value of internally generated intangible assets. Costs incurred to create and produce copyrighted product, such as feature films, television series and compact discs, generally are either expensed as incurred, or capitalized as tangible assets as in the case of cash advances and inventoriable product costs. However, accounting recognition is not given to any increasing asset value that may be associated with the collection of the underlying copyrighted material. Additionally, costs incurred to create or extend brands, such as magazine titles and new television networks, generally result in losses over an extended development period and are recognized as a reduction of income as incurred, while any corresponding brand value created is not recognized as an intangible asset in the consolidated balance sheet. On the other hand, intangible assets acquired in business combinations accounted for by the purchase method of accounting are capitalized and amortized over their expected useful life as a noncash charge against future results of operations. Accordingly, the intangible assets reported in the consolidated balance sheet do not reflect the fair value of Time Warner's internally generated intangible assets, but rather are limited to intangible assets resulting from certain acquisitions in which the cost of the acquired companies exceeded the fair value of their tangible assets at the time of acquisition.

         Time Warner amortizes goodwill and sports franchises over periods up to forty years using the straight-line method. Cable television franchises, film and television libraries, music catalogues, contracts and copyrights, and other intangible assets are amortized over periods up to twenty years using the straight-line method. Amortization of intangible assets amounted to $1.353 billion in 2000, $1.279 billion in 1999 and $781 million in 1998 ($1.311 billion on a pro forma basis). Accumulated amortization of intangible assets at December 31, 2000 and 1999 amounted to $9.7 billion and $8.3 billion, respectively.

         Time Warner periodically reviews the carrying value of acquired intangible assets for each acquired entity to determine whether an impairment may exist. Time Warner considers relevant cash flow and profitability information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of intangible assets can be recovered. If it is determined that the carrying value of intangible assets will not be recovered from the undiscounted future cash flows of the acquired business, the carrying value of such intangible assets would be considered impaired and reduced by a charge to operations in the amount of the impairment. An impairment charge is measured as any deficiency in the amount of estimated undiscounted future cash flows of the acquired business available to recover the carrying value related to the intangible assets.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


INCOME TAXES

         Income taxes are provided using the liability method prescribed by FASB Statement No. 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes reflect tax carryforwards and the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates. The financial effect of changes in tax laws or rates is accounted for in the period of enactment. The subsequent realization of net operating loss and investment tax credit carryforwards acquired in acquisitions is accounted for as a reduction of goodwill.

         The principal operations of the Entertainment Group are conducted by partnerships. Time Warner's income tax expense for all periods includes all incomes taxes related to its allocable share of partnership income and its equity in the income tax expense of corporate subsidiaries of the Entertainment Group.

STOCK OPTIONS

         In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations, compensation cost for stock options and restricted stock granted to employees is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of Time Warner common stock at the date of grant, thereby resulting in no recognition of compensation expense by Time Warner. Time Warner recognizes compensation cost for restricted stock awards ratably over the vesting period based on the fair market value of the shares on the date of grant.

INCOME (LOSS) PER COMMON SHARE

         Basic income (loss) per common share is computed by dividing the net income (loss) applicable to common shares after preferred dividend requirements by the weighted average of common shares outstanding during the period. Weighted-average common shares include shares of Time Warner's common stock and Series LMCN-V common stock. Diluted income (loss) per common share adjusts basic income (loss) per common share for the effects of convertible securities, stock options and other potentially dilutive financial instruments, only in the periods in which such effect is dilutive.

COMPREHENSIVE INCOME (LOSS)

         Comprehensive income (loss) consists of net income and other gains and losses affecting shareholders' equity that, under generally accepted accounting principles, are excluded from net income. For Time Warner, such items consist primarily of unrealized gains and losses on marketable equity investments, gains and losses on certain derivative financial instruments and foreign currency translation gains and losses.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         The following summary sets forth the components of other comprehensive income (loss) accumulated in shareholders' equity:

                                                                                     ACCUMULATED
                                         FOREIGN                      DERIVATIVE        OTHER
                                        CURRENCY      UNREALIZED       FINANCIAL    COMPREHENSIVE
                                       TRANSLATION  GAINS (LOSSES)    INSTRUMENT       INCOME
                                         LOSSES      ON SECURITIES  GAINS (LOSSES)     (LOSS)
                                         ------      -------------  --------------     ------
                                                                (MILLIONS)
Balance at December 31, 1999..........  $(146)          $ 226          $ (29)          $  51
2000 activity.........................    (94)           (205)            (1)           (300)
                                        -----           -----          -----           -----

Balance at December 31, 2000..........  $(240)          $  21          $ (30)          $(249)
                                        =====           =====          =====           =====


2.       SIGNIFICANT TRANSACTIONS

AMERICA ONLINE-TIME WARNER MERGER

         On January 11, 2001, America Online, Inc. ("America Online") and Time Warner consummated the previously announced agreement to merge (the "Merger") to form AOL Time Warner. The Merger was structured as a stock-for-stock exchange. Prior to the Merger, America Online and Time Warner formed a new holding company called AOL Time Warner and AOL Time Warner formed two wholly owned subsidiaries. Upon the closing of the transaction, one such subsidiary merged with and into America Online and one such subsidiary merged with and into Time Warner. As a result, America Online and Time Warner each became a wholly owned subsidiary of AOL Time Warner.

         As a result of the Merger, the former shareholders of America Online have an approximate 55% interest in AOL Time Warner and the former shareholders of Time Warner have an approximate 45% interest in AOL Time Warner, expressed on a fully diluted basis. The Merger will be accounted for by AOL Time Warner as an acquisition of Time Warner under the purchase method of accounting for business combinations during the first quarter of 2001. Under the purchase method of accounting, the estimated cost of approximately $147 billion to acquire Time Warner, including transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill.

         During 2000, in connection with the Merger, Time Warner incurred one-time, merger-related costs, including legal, investment banking and stock registration fees. These costs are required to be expensed by Time Warner in accordance with generally accepted accounting principles. These costs have been classified in other income (expense), net, in the accompanying consolidated statement of operations.

WARNER-EMI MUSIC MERGER

         In January 2000, Time Warner and EMI Group plc ("EMI") announced they had entered into an agreement to combine their global music operations into two 50-50 joint ventures, to be referred to collectively as Warner EMI Music. On October 5, 2000, Time Warner and EMI terminated the merger agreement and withdrew their application seeking approval of the transaction from the European Union Commission.

         In connection with the proposed merger, Time Warner incurred one-time, merger-related costs, which were permitted to be capitalized in accordance with generally accepted accounting principles. In the third quarter of 2000, because the merger agreement was terminated, Time Warner expensed all of its previously capitalized merger-related

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


costs. These costs have been classified in other income (expense), net, in the accompanying consolidated statement of operations.

BOOK-OF-THE-MONTH CLUB JOINT VENTURE

         In the first quarter of 2000, Time Warner formed a 50-50 joint venture ("BookSpan") with Bertelsmann AG ("Bertelsmann"), combining the domestic operations of Time Warner's Book-of-the-Month Club with the domestic book club operations of Doubleday Direct, Inc. ("Doubleday"), a leading consumer book club group owned by Bertelsmann. In connection with this transaction, Time Warner has deconsolidated its domestic book club operations in 2000 and is accounting for its interest in the joint venture under the equity method of accounting. Time Warner's initial interest in the joint venture was recorded based on the historical cost basis of the contributed net assets. Time Warner did not recognize a gain or loss on the transaction. Time Warner's share of the operating results of the joint venture in 2000 has been included in other income (expense), net, in the accompanying consolidated statement of operations.

COLUMBIA HOUSE INVESTMENT WRITE-DOWN

         In July 1999, Time Warner announced an agreement with Sony Corporation of America ("Sony") to merge their jointly owned music and video club operations of Columbia House with CDNOW, Inc. ("CDNOW"), a music and video e-commerce company. While awaiting the receipt of regulatory approvals, the March 13, 2000 termination date in the merger agreement was reached, and the parties terminated the agreement. Accordingly, the merger did not occur.

         In March 2000, Time Warner recorded a $220 million noncash pretax charge to reduce the carrying value of its investment in Columbia House to an estimate of its fair value. The charge has been included in other income (expense), net, in the accompanying consolidated statement of operations.

3.       CABLE TRANSACTIONS

         Time Warner, TWE and the TWE-Advance/Newhouse Partnership ("TWE-A/N") completed a series of significant transactions in 2000, 1999 and 1998. These transactions, which related to the cable television business and related ancillary businesses, enhanced Time Warner Cable's geographic clustering of cable television properties or reduced existing debt and/or Time Warner Cable's share of future funding requirements for such businesses. These transactions are discussed more fully below.

ROAD RUNNER RESTRUCTURING

         In June 1998, Time Warner, TWE, TWE-A/N, MediaOne, Microsoft Corp. ("Microsoft") and Compaq Computer Corp. ("Compaq") formed a joint venture partnership to operate and expand Time Warner Cable's and MediaOne's existing high-speed online businesses (the "Road Runner Joint Venture"). No gain or loss was recognized on the transaction. As such, each of Time Warner's, TWE's and TWE-A/N's initial interest in the Road Runner Joint Venture was recorded based on the historical cost basis of the contributed net assets. The common equity interests of the Road Runner Joint Venture were collectively owned 68.6% by Time Warner, TWE and TWE-A/N and 31.4% by MediaOne. In addition, Microsoft and Compaq each own a preferred equity interest in the Road Runner Joint Venture that is convertible into a 10% common equity interest (the "Preferred Equity Interests"). Each of Time Warner's, TWE's and TWE-A/N's interest in the Road Runner Joint Venture is being accounted for under the equity method of accounting because of certain approval rights held by MediaOne.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         In December 2000, Time Warner announced that it had agreed with its partners to restructure the ownership of the Road Runner Joint Venture. Under the restructuring, the Preferred Equity Interests will be redeemed and substantially all of the assets of the Road Runner Joint Venture will be distributed to Time Warner and its affiliates, collectively, and MediaOne. Time Warner will incur approximately $570 million in cash expenditures related to the restructuring. Subsequent to the restructuring, Time Warner's interest in the assets distributed will continue to be accounted for under the equity method of accounting because of certain approval rights held by the Advance/Newhouse Partnership ("Advance/Newhouse"), a limited partner in TWE-A/N. As a result of the restructuring, Time Warner recognized a one-time charge of $41 million in the fourth quarter of 2000, principally relating to employee severance and payments to terminate contracts. This charge is included in other income (expense), net, in the accompanying consolidated statement of operations.

GAIN ON SALE OR EXCHANGE OF CABLE TELEVISION SYSTEMS AND INVESTMENTS

         During the past three years, largely in an ongoing effort to enhance its geographic clustering of cable television properties, Time Warner continued to sell or exchange various cable television systems and investments. The 1999 transactions included a number of transactions generally involving large exchanges of cable television systems. In these transactions, Time Warner Cable exchanged cable television systems serving approximately (i) 575,000 subscribers for other cable television systems of comparable size owned by TCI Communications, Inc. ("TCI"), a subsidiary of AT&T (the "TCI Cable Trades") and
(ii) 314,000 subscribers for other cable television systems of comparable size owned by MediaOne. In addition, in 1999, Time Warner Cable obtained sole control of certain partnerships previously held with Fanch Communications, retaining cable television systems serving approximately 158,000 subscribers and approximately $280 million of net cash proceeds, in exchange for its interests in other cable television systems formerly owned by such partnerships. The systems acquired by Time Warner Cable were accounted for under the purchase method of accounting for business combinations. As such, the net assets received were recorded at fair value based on the negotiated terms of the transactions. In connection with these and other transactions, the operating results of Time Warner include net pretax gains of $37 million in 2000, $2.247 billion in 1999 and $18 million in 1998 ($108 million on a pro forma basis).

         Because a substantial portion of these pretax gains was recognized by TWE, and TWE was reported on an unconsolidated basis during 1998, these gains were either classified in Time Warner's operating income or Time Warner's equity in the pretax income of the Entertainment Group in the accompanying consolidated statement of operations. In particular, Time Warner's operating income includes pretax gains of $37 million in 2000, $2.247 billion in 1999 and $18 million in 1998 ($108 million on a pro forma basis). In 1998, Time Warner's equity in the pretax income of the Entertainment Group included pretax gains of $90 million.

TIME WARNER TELECOM

         Time Warner Telecom Inc. ("Time Warner Telecom"), a provider of local and regional optical broadband networks and services to business customers, was formed in July 1998 when Time Warner, TWE and TWE-A/N completed a reorganization of their business telephony operations (the "Time Warner Telecom Reorganization"). As part of that reorganization, (i) the business telephony operations conducted by Time Warner, TWE and TWE-A/N were each contributed to Time Warner Telecom and (ii) TWE's and TWE-A/N's interests in Time Warner Telecom were distributed to their partners, Time Warner, MediaOne and Advance/Newhouse. No gain or loss was recognized on the transaction. Time Warner's initial interest in Time Warner Telecom was recorded based on the historical cost basis of the contributed net assets.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         In May 1999, Time Warner Telecom completed an initial public offering of 20% of its common stock (the "Time Warner Telecom IPO"). Time Warner Telecom issued approximately 21 million shares of common stock at a price of $14 per share and raised net proceeds of approximately $270 million. Approximately $180 million of these proceeds were used to pay obligations owed to Time Warner and TWE. In turn, Time Warner and TWE used those proceeds principally to reduce bank debt. In connection with the Time Warner Telecom IPO and certain related transactions, Time Warner's ownership interest in Time Warner Telecom was diluted from 62% to 48%. As a result, Time Warner recognized a pretax gain of approximately $115 million before providing for deferred taxes. This gain has been included in other income (expense), net, in the accompanying consolidated statement of operations.

         As of December 31, 2000, Time Warner Telecom is owned 48% by Time Warner, 15% by MediaOne, 15% by Advance/Newhouse and 22% by other third parties. Time Warner's interest in Time Warner Telecom is being accounted for under the equity method of accounting.

         In January 2001, Time Warner Telecom completed a public offering of an additional 7.475 million shares of its common stock at a price of $74.44, raising proceeds of approximately $556 million (the "Time Warner Telecom Offering"). In connection with the Time Warner Telecom Offering, Time Warner's ownership in Time Warner Telecom was diluted from 48% to 44%.

PRIMESTAR

         In April 1998, TWE and Advance/Newhouse transferred the direct broadcast satellite operations conducted by TWE and TWE-A/N (the "DBS Operations") and the 31% partnership interest in Primestar Partners, L.P. held by TWE-A/N ("Primestar Partners" and collectively, the "Primestar Assets") to Primestar, Inc. ("Primestar"), a separate holding company. As a result of that transfer and similar transfers by the other previously existing partners of Primestar Partners, Primestar Partners became an indirect wholly owned subsidiary of Primestar. In exchange for contributing its interests in the Primestar Assets, TWE received approximately 48 million shares of Primestar common stock (representing an approximate 24% equity interest) and realized approximately $240 million of debt reduction. As a result of this transaction, effective as of April 1, 1998, TWE deconsolidated the DBS Operations and the 24% equity interest in Primestar received in the transaction is being accounted for under the equity method of accounting. This transaction is referred to as the "Primestar Roll-up Transaction."

         In the fourth quarter of 1998, TWE recorded a charge of approximately $210 million principally to reduce the carrying value of its interest in Primestar. This charge reflected a significant decline in the fair value of Primestar during that quarter. The decline in Primestar's value was confirmed by the sale of its operations and assets to DirecTV, a competitor of Primestar owned by Hughes Electronics Corp., which occurred during the first half of 1999.

         As a result of the sale to DirecTV in 1999, Primestar substantially wound down its operations during 1999 and Time Warner recognized its share of Primestar's 1999 losses under the equity method of accounting. Such losses are included in other income (expense), net in the accompanying consolidated statement of operations.

         On a historical basis, the 1998 charge has been included in Time Warner's equity in the pretax income of the Entertainment Group and, on a pro forma basis for 1998, in Time Warner's other income (expense), net in the accompanying consolidated statement of operations.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


TCI CABLE TRANSACTIONS

         During 1999 and 1998, Time Warner, TWE, TWE-A/N and TCI completed a number of significant cable-related transactions. These transactions consisted of (i) the formation in December 1998 of a cable television joint venture in Texas (the "Texas Cable Joint Venture") that is managed by Time Warner Cable,
(ii) the expansion in August 1998 of an existing joint venture in Kansas City, which is managed by Time Warner Cable, through the contribution by TCI of a contiguous cable television system serving approximately 95,000 subscribers, subject to approximately $200 million of debt and (iii) the TCI Cable Trades in 1999, as previously discussed. The Kansas City joint venture is being accounted for under the equity method of accounting.

         The Texas Cable Joint Venture is a 50-50 cable television joint venture between TWE-A/N and TCI. TWE-A/N contributed cable television systems serving approximately 545,000 subscribers, subject to approximately $650 million of debt. TCI contributed cable television systems serving approximately 565,000 subscribers, subject to approximately $650 million of debt. TWE-A/N did not recognize a gain or loss on the transaction and the initial investment in the Texas Cable Joint Venture was recorded based on the historical cost basis of the contributed net assets. The Texas Cable Joint Venture is being accounted for under the equity method of accounting.

         As a result of the formation of the Texas Cable Joint Venture, the combined debt of Time Warner and TWE was reduced by approximately $650 million. Also, as a result of the Texas and Kansas City transactions, Time Warner and TWE benefited from the geographic clustering of cable television systems and the number of subscribers under the management of Time Warner Cable was increased by approximately 660,000 subscribers.

TWE-A/N TRANSFERS

         As of December 31, 2000, TWE-A/N owned cable television systems (or interests therein) serving approximately 6.7 million subscribers, of which 5.6 million subscribers were served by consolidated, wholly owned cable television systems and 1.1 million subscribers were served by unconsolidated, partially owned cable television systems. TWE-A/N had approximately $1.4 billion of debt at December 31, 2000.

         TWE-A/N is owned approximately 64.8% by TWE, the managing partner, 33.3% by Advance/Newhouse and 1.9% indirectly by Time Warner. On a historical basis for 2000 and 1999 and on a pro forma basis for 1998, the financial position and operating results of TWE-A/N have been consolidated by Time Warner and the partnership interest owned by Advance/Newhouse is reflected in Time Warner's consolidated financial statements as minority interest. On a historical basis for 1998, the financial position and operating results of TWE-A/N have been consolidated by TWE and reflected by Time Warner under the equity method of accounting. In accordance with the partnership agreement, Advance/Newhouse can require TWE to purchase its equity interest for fair market value at specified intervals following the death of both of its principal shareholders. In addition, TWE or Advance/Newhouse can initiate a restructuring of the partnership, in which Advance/Newhouse would withdraw from the partnership and receive one-third of the partnership's net assets.

         In early 1998, Time Warner (through a wholly owned subsidiary) contributed cable television systems (or interests therein) serving approximately 650,000 subscribers to TWE-A/N, subject to approximately $1 billion of debt, in exchange for common and preferred partnership interests in TWE-A/N, and completed certain transactions relating to Paragon Communications ("Paragon" and collectively, the "TWE-A/N Transfers"). The cable television systems transferred to TWE-A/N were formerly owned by TWI Cable Inc. ("TWI Cable"), a wholly owned subsidiary of Time Warner, and Paragon. Prior to this transaction, the economic ownership of Paragon was held 50% by subsidiaries of Time Warner, 25% beneficially by TWE and 25% beneficially by TWE-A/N. The debt assumed

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


by TWE-A/N has been guaranteed by TWI Cable and certain of its subsidiaries, including Paragon. The TWE-A/N Transfers were accounted for effective as of January 1, 1998. Time Warner and TWE-A/N accounted for this transaction at fair value. However, because the fair value of the consideration received approximated Time Warner's carrying value of the net assets transferred, Time Warner did not recognize a gain or loss on the transaction.

         Paragon was a partnership formerly owning cable television systems serving approximately 1 million subscribers. As part of the TWE-A/N Transfers, TWE and TWE-A/N exchanged substantially all of their aggregate 50% beneficial interests in Paragon for an equivalent share of Paragon's cable television systems (or interests therein) serving approximately 500,000 subscribers, resulting in wholly owned subsidiaries of Time Warner owning 100% of the restructured Paragon entity, with less than 1% beneficially held for TWE. Accordingly, effective as of January 1, 1998, Time Warner has consolidated Paragon, which it formerly accounted for under the equity method of accounting. Because this transaction represented an exchange of TWE's and TWE-A/N's beneficial interests in Paragon for an equivalent amount of its cable television systems, it did not have a significant economic impact on Time Warner, TWE or TWE-A/N.


4.       FILMED ENTERTAINMENT TRANSACTIONS

SIX FLAGS

         In 1998, TWE sold its remaining 49% interest in Six Flags Entertainment Corporation ("Six Flags") to Premier Parks Inc. ("Premier," now known as Six Flags, Inc.), a regional theme park operator, for approximately $475 million. TWE initially deferred a $400 million gain on the transaction principally as a result of uncertainties surrounding its realization. These uncertainties related to litigation and TWE's guarantees of Premier's long-term obligations to make minimum payments to the limited partners of the Six Flags Over Texas and Six Flags Over Georgia theme parks (the "Co-Venture Guarantees").

         Time Warner management periodically had evaluated its reasonably possible risk of loss relating to the Six Flags litigation and Co-Venture Guarantees. Based on the improving financial performance of Premier and the Six Flags Over Texas and Six Flags Over Georgia theme parks, management believed that its aggregate financial exposure had declined steadily. Accordingly, TWE periodically recognized a portion of the deferred gain as its realization became more fully assured. TWE recognized pretax gains of $10 million in 2000, $40 million in 1999 and $30 million in 1998. These amounts have been included in business segment operating income in the accompanying consolidated statement of operations.

         In December 1998, a jury returned an adverse verdict in the Six Flags litigation in the amount of $454 million. TWE appealed the verdict, but, in July 2000, an appellate court unexpectedly affirmed the jury's verdict. As a result, TWE revised its estimate of its financial exposure and recorded a one-time, pretax charge of $50 million in the second quarter of 2000 to cover its additional financial exposure in excess of established reserves. These reserves consisted of the unrecognized portion of the deferred gain and accrued interest. The $50 million charge is classified in two components in Time Warner's accompanying consolidated statement of operations: $26 million of the charge, representing an accrual for additional interest, is included in interest expense and the remaining $24 million is included in business segment operating income.

GAINS ON THE SALE OF INTEREST IN CANALSATELLITE

         In December 1999, Warner Bros. sold its 10% interest in CanalSatellite, a satellite television distribution service in France and Monaco, to Canal+, a large French media and entertainment company. In connection with the

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


sale, Warner Bros. recognized a pretax gain of $97 million. In addition, during 2000, Warner Bros. recognized a net pretax, investment-related gain of approximately $65 million, principally relating to additional proceeds received in 2000 in connection with the 1999 sale of an interest in CanalSatellite. These gains have been included in business segment operating income in the accompanying consolidated statement of operations.

1999 GAIN ON TERMINATION OF VIDEO DISTRIBUTION AGREEMENT

         In March 1999, Warner Bros. and Metro-Goldwyn-Mayer, Inc. ("MGM") terminated a long-term distribution agreement under which Warner Bros. had exclusive worldwide distribution rights for MGM/United Artists home video product. In connection with the early termination and settlement of this distribution agreement, Warner Bros. recognized a net pretax gain of approximately $215 million, which has been included in business segment operating income in the accompanying consolidated statement of operations.

1999 WARNER BROS. RETAIL STORES WRITE-DOWN

         In the fourth quarter of 1999, Warner Bros. recorded a noncash pretax charge of $106 million to reduce the carrying value of certain fixed assets and leasehold improvements used in its retail stores. The charge represents the excess of the carrying value of the assets used in Warner Bros.'s retail stores over the discounted future operating cash flows, adjusted to reflect a shorter recovery period due to planned store closures. The charge has been included in business segment operating income in the accompanying consolidated statement of operations. In 2001, in connection with the Merger, Warner Bros. announced its plan to divest its retail store operations.

5.       OTHER INVESTMENT-RELATED GAINS

GAIN ON THE SALE OF INVESTMENT IN MARTHA STEWART

         During 2000, Time Warner sold a portion of its interest in Martha Stewart Living Omnimedia Inc. ("Martha Stewart"). As a result, Time Warner recognized a pretax gain of approximately $32 million. In addition, during 1999, Time Warner recognized a pretax gain of a comparable amount, also related to its interest in Martha Stewart. These gains are included in business segment operating income in the accompanying consolidated statement of operations.

GAIN ON THE SALE OF INVESTMENT IN HEALTHEON/WEBMD

         During 2000, Time Warner periodically sold portions of its interest in Healtheon/WebMD Corp. As a result, Time Warner recognized pretax gains of approximately $31 million for the year. These gains are included in business segment operating income in the accompanying consolidated statement of operations.

GAIN ON THE SALE OF OTHER INVESTMENT-RELATED ASSETS

         During 2000 and 1999, Time Warner recognized other investment-related pretax gains, principally related to the sale of various assets. Pretax gains amounted to approximately $51 million in 2000 and approximately $35 million in 1999. These gains are included in business segment operating income in the accompanying consolidated statement of operations.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


6.       INVESTMENT IN THE ENTERTAINMENT GROUP

PARTNERSHIP STRUCTURE

         Time Warner's investment in the Entertainment Group consists substantially of its investment in TWE, as well as certain related companies. TWE is a Delaware limited partnership that was capitalized in 1992 to own and operate substantially all of the Filmed Entertainment-Warner Bros., Cable Networks-HBO and Cable businesses previously owned by subsidiaries of Time Warner. Time Warner, through its wholly owned subsidiaries, collectively owns general and limited partnership interests in TWE consisting of 74.49% of the Series A Capital and Residual Capital and 100% of the Series B Capital. The remaining 25.51% limited partnership interests in the Series A Capital and Residual Capital of TWE are held by MediaOne. Certain Time Warner subsidiaries are the general partners of TWE ("Time Warner General Partners").

PARTNERSHIP CAPITAL AND ALLOCATION OF INCOME

         Each partner's interest in TWE generally consists of the undistributed priority capital and residual equity amounts that were initially assigned to that partner or its predecessor based on the estimated fair value of the net assets each contributed to TWE ("Undistributed Contributed Capital"), plus, with respect to the priority capital interests only, any undistributed priority capital return. The priority capital return consists of net partnership income allocated to date in accordance with the provisions of the TWE partnership agreement and the right to be allocated additional partnership income which, together, provides for the various priority capital rates of return as specified in the following table. The sum of Undistributed Contributed Capital and the undistributed priority capital return is referred to herein as "Cumulative Priority Capital". Cumulative Priority Capital is not necessarily indicative of the fair value of the underlying priority capital interests principally due to above-market rates of return on certain priority capital interests as compared to securities of comparable credit risk and maturity, such as the 13.25% rate of return on the Series B Capital interest owned 100% by the Time Warner General Partners. Furthermore, the ultimate realization of Cumulative Priority Capital could be affected by the fair value of TWE, which is subject to fluctuation.

         A summary of the priority of Undistributed Contributed Capital, Time Warner's ownership of Undistributed Contributed Capital and Cumulative Priority Capital at December 31, 2000 and priority capital rates of return thereon is as set forth below:

                                                                                   PRIORITY
                                                    UNDISTRIBUTED     CUMULATIVE    CAPITAL
                                                     CONTRIBUTED       PRIORITY    RATES OF           % OWNED
PRIORITY OF UNDISTRIBUTED CONTRIBUTED CAPITAL         CAPITAL(a)        CAPITAL     RETURN(b)     BY TIME WARNER
---------------------------------------------         --------         ---------   -------        --------------
                                                                (BILLIONS)
Series A Capital...................................      $5.6           $16.5      13.00%              74.49%
Series B Capital...................................       2.9(d)          8.8      13.25%             100.00%
Residual Capital...................................       3.3(d)          3.3(c)      -  (c)           74.49%

---------------
(a)  Excludes partnership income or loss allocated thereto.

(b) To the extent income allocations are concurrently distributed, the priority capital rates of return on the Series A Capital and Series B Capital are 11% and 11.25%, respectively.

(c) Residual Capital is not entitled to stated priority rates of return and, as such, its Cumulative Priority Capital is equal to its Undistributed Contributed Capital. However, in the case of certain events such as the liquidation or dissolution of TWE, Residual Capital is entitled to any excess of the then fair value of the net assets of TWE over the aggregate amount of Cumulative Priority Capital and special tax allocations.

(d) The Undistributed Contributed Capital relating to the Series B Capital has priority over the priority returns on the Series A Capital. The Undistributed Contributed Capital relating to the Residual Capital has priority over the priority returns on the Series B Capital and the Series A Capital.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         Because Undistributed Contributed Capital generally is based on the fair value of the net assets that each partner initially contributed to the partnership, the aggregate of such amounts is significantly higher than TWE's partners' capital as reflected in its consolidated financial statements, which is based on the historical cost of the contributed net assets. For purposes of allocating partnership income or loss to the partners, partnership income or loss is based on the fair value of the net assets contributed to the partnership and results in significantly less partnership income, or results in partnership losses, in contrast to the net income reported by TWE for financial statement purposes, which also is based on the historical cost of contributed net assets.

         Under the TWE partnership agreement, partnership income, to the extent earned, is first allocated to the partners' capital accounts so that the economic burden of the income tax consequences of partnership operations is borne as though the partnership were taxed as a corporation ("special tax allocations"). After any special tax allocations, partnership income is allocated to the Series A Capital and Series B Capital, in order of priority, at rates of 13.00% and 13.25% per annum, respectively, and finally to the Residual Capital. Partnership losses generally are allocated first to eliminate prior allocations of partnership income to, and then to reduce the Undistributed Contributed Capital of, the Residual Capital, Series B Capital and Series A Capital, in that order, and then to reduce any special tax allocations. To the extent partnership income is insufficient to satisfy all special allocations in a particular accounting period, the right to receive additional partnership income necessary to provide for the various priority capital rates of return is carried forward until satisfied out of future partnership income, including any partnership income that may result from any liquidation, sale or dissolution of TWE. TWE reported net income of $229 million in 2000, $2.759 billion in 1999 and $326 million in 1998, no portion of which was allocated to the limited partners.

         The Series B Capital owned by the Time Warner General Partners may be increased if certain operating performance targets are achieved over a ten-year period ending on December 31, 2001. At this time, it is not expected that such targets will be achieved. In addition, MediaOne has an option to obtain up to an additional 6.33% of Series A Capital and Residual Capital interests. The determination of the amount of additional interests that MediaOne is eligible to acquire is based on the compounded annual growth rate of TWE's adjusted cable EBITDA, as defined in the option agreement, over the life of the option. The option is exercisable at any time through May 2005. The option exercise price is dependent upon the year of exercise and ranges from an exercise price of approximately $1.4 billion in 2001 to $1.8 billion in 2005. Either MediaOne or TWE may elect that the exercise price be paid with partnership interests rather than cash. MediaOne also has the right, during 60 day exercise periods occurring once every 18 months (with the current window expiring on March 1, 2001), to request that TWE incorporate and register its stock in an initial public offering. If MediaOne exercises such right, TWE can decline to incorporate and register its stock, in which case MediaOne may cause TWE to purchase MediaOne's interest at the price at which an appraiser believes such stock could be sold in an initial public offering.

SUMMARIZED FINANCIAL INFORMATION OF THE ENTERTAINMENT GROUP

         As previously described in Note 1, Time Warner's historical financial statements for 2000 and 1999 and pro forma financial statements for 1998 reflect the consolidation of the Entertainment Group, effective as of the beginning of each year. However, in order to facilitate an analysis of Time Warner's results of operations and financial condition for all historical periods in which the Entertainment Group was not consolidated, set forth below is summarized financial information of the Entertainment Group. The summarized financial information reflects the TWE-A/N Transfers effective as of January 1, 1998, the Primestar Roll-up Transaction effective as of April 1, 1998, the formation of the Road Runner Joint Venture effective as of June 30, 1998, the Time Warner Telecom Reorganization effective as of July 1, 1998 and the formation of the Texas Cable Joint Venture effective as of December 31, 1998.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                                                                       YEARS ENDED DECEMBER 31,
                                                                                 -------------------------------
                                                                                 2000         1999         1998
                                                                                 ----         ----         ----
OPERATING STATEMENT INFORMATION                                                            (MILLIONS)
Revenues...................................................................    $13,982      $13,164      $12,256
Business segment operating income(a).......................................      2,126        4,227        1,724
Interest expense(b)........................................................       (656)        (561)        (566)
Other income (expense), net(c).............................................       (278)        (257)        (379)
Minority interest..........................................................       (208)        (427)        (284)
Income before income taxes and cumulative effect of an accounting change...        910        2,909          423
Income before cumulative effect of an accounting change....................        753        2,759          331
Net income.................................................................        229        2,759          331

------------------
(a) Includes net pretax gains of approximately $65 million recognized in 2000 and $97 million recognized in 1999, principally related to the sale of an interest in CanalSatellite, a pretax charge of $24 million recognized in 2000 in connection with the Six Flags litigation, pretax gains of $10 million recognized in 2000, $40 million recognized in 1999 and $30 million recognized in 1998 related to the partial recognition of a deferred gain in connection with the 1998 sale of Six Flags, a pretax gain of approximately $215 million recognized in 1999 in connection with the early termination and settlement of a long-term, home video distribution agreement, a noncash pretax charge of approximately $106 million recognized in 1999 relating to Warner Bros.'s retail stores and net pretax losses of approximately $1 million recognized in 2000 and net pretax gains of approximately $2.119 billion recognized in 1999 and $90 million recognized in 1998 related to the sale or exchange of certain cable television systems and investments.

(b) 2000 includes a pretax charge of $26 million, representing an accrual for additional interest in connection with the Six Flags litigation.

(c) 1998 includes a pretax charge of approximately $210 million principally to reduce the carrying value of an interest in Primestar.

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                 ------------------------------
                                                                                 2000         1999         1998
                                                                                 ----         ----         ----
CASH FLOW INFORMATION                                                                      (MILLIONS)
Cash provided by operations..................................................  $ 2,576      $ 2,713      $ 2,288
Capital expenditures.........................................................   (1,926)      (1,475)      (1,603)
Investments and acquisitions.................................................     (421)        (478)        (388)
Investment proceeds..........................................................      209          948        1,246
Collection of loan to Time Warner............................................        -          400            -
Borrowings...................................................................    2,850        2,658        1,514
Debt repayments..............................................................   (2,399)      (2,764)      (1,898)
Redemption of preferred stock of subsidiary..................................        -         (217)           -
Capital distributions........................................................   (1,003)      (1,200)      (1,153)
Other financing activities, net..............................................      (97)        (155)        (241)
Increase (decrease) in cash and equivalents..................................     (211)         430         (235)

                                                                                                 DECEMBER 31,
                                                                                              -----------------
                                                                                              2000         1999
                                                                                              ----         ----
BALANCE SHEET INFORMATION                                                                         (MILLIONS)
Cash and equivalents......................................................................  $   306      $   517
Total current assets......................................................................    4,911        4,730
Total assets..............................................................................   25,458       24,843
Total current liabilities.................................................................    6,498        5,723
Long-term debt............................................................................    7,108        6,655
Minority interests........................................................................    1,881        1,815
Partners' capital.........................................................................    6,926        7,149

CAPITAL DISTRIBUTIONS

         The assets and cash flows of TWE are restricted by the TWE partnership and credit agreements. As such, they are unavailable for use by the partners except through the payment of certain fees, reimbursements, cash distributions and loans, which are subject to limitations.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         Through July 1999, the Time Warner General Partners held senior priority capital interests ("Senior Capital") in TWE. At that time, the Time Warner General Partners received a $627 million distribution from TWE in full redemption of the remaining portion of their Senior Capital interests plus related priority capital return. This distribution increased the cumulative cash distributions received from TWE relating to the Time Warner General Partners' Senior Capital interests to $2.1 billion. A portion of the proceeds received from the July 1999 distribution was used to repay all $400 million of outstanding borrowings under Time Warner's credit agreement with TWE.

         At December 31, 2000 and 1999, the Time Warner General Partners had recorded $681 million and $1.292 billion, respectively, of stock option related distributions due from TWE, based on closing prices of Time Warner common stock of $52.24 and $72.31, respectively. Time Warner is paid when the options are exercised. The Time Warner General Partners also receive tax-related distributions from TWE on a current basis. During 2000, the Time Warner General Partners received distributions from TWE in the amount of $1.003 billion, consisting of $765 million of tax-related distributions and $238 million of stock option related distributions. During 1999, the Time Warner General Partners received distributions from TWE in the amount of $1.200 billion, consisting of $627 million of Senior Capital distributions (representing the return of $454 million of contributed capital and the distribution of $173 million of priority capital return), $347 million of tax-related distributions and $226 million of stock option related distributions. During 1998, the Time Warner General Partners received distributions from TWE in the amount of $1.153 billion, consisting of $579 million of Senior Capital distributions (representing the return of $455 million of contributed capital and the distribution of $124 million of priority capital return), $314 million of tax-related distributions and $260 million of stock option related distributions. In addition to the tax, stock option and Time Warner General Partners' Senior Capital distributions, TWE may make other capital distributions to its partners that are also subject to certain limitations contained in the TWE partnership and credit agreements.

         In addition, in connection with the Time Warner Telecom Reorganization in 1998, TWE made a $191 million noncash distribution to its partners, of which certain wholly owned subsidiaries of Time Warner received an interest in Time Warner Telecom recorded at $143 million based on TWE's historical cost of the net assets (Note 3).

7.       OTHER INVESTMENTS

         Time Warner's other investments consist of:

                                                                DECEMBER 31,
                                                              ---------------
                                                              2000       1999
                                                              ----       ----
                                                                 (MILLIONS)
Equity-method investments..................................  $  749     $1,012
Cost-method investments....................................      98         73
Fair-value investments(a)..................................     701      1,011
                                                             ------     ------
Total......................................................  $1,548     $2,096
                                                             ======     ======

-------------------
(a) Principally includes investments in Internet-related and digital media businesses and investments relating to Time Warner's deferred compensation plans.

         The following discussion presents information on Time Warner's equity investees and separately highlights some of the more significant and strategic investments held by Time Warner.

EQUITY-METHOD INVESTMENTS

         At December 31, 2000, companies accounted for using the equity method include: Time Warner Telecom (48% owned), the Road Runner Joint Venture (55% owned on a fully diluted basis), certain cable television system joint ventures (generally 50% owned), Courtroom Television Network (50% owned), the Columbia House Company partnerships (50% owned), other music joint ventures (generally 50% owned), BookSpan (50% owned), Comedy

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Partners, L.P. (50% owned) and Primestar (24% owned in 1999 and 1998). A summary of combined financial information as reported by the equity investees of Time Warner is set forth below:

                                                                                     YEARS ENDED DECEMBER 31,
                                                                        ------------------------------------------------
                                                                           2000         1999        1998         1998
                                                                        HISTORICAL   HISTORICAL   PRO FORMA   HISTORICAL
                                                                        ----------   ----------   ---------   ----------
                                                                                              (MILLIONS)
Revenues...............................................................   $3,440      $3,064      $3,604       $1,275
Operating income (loss)................................................     (183)         64        (266)          (1)
Net loss...............................................................     (640)       (346)       (461)        (109)
Current assets.........................................................    1,026       1,570       1,848        1,183
Total assets...........................................................    5,109       5,214       7,293        2,065
Current liabilities....................................................    2,197       1,294       1,215          587
Long-term debt.........................................................    3,511       3,367       4,724        1,807
Total liabilities......................................................    5,969       4,807       6,163        2,464
Total shareholders' equity (deficit) or partners' capital..............     (860)        407       1,130         (399)

TIME WARNER TELECOM

         As discussed more fully under Note 3, at December 31, 2000, Time Warner had a 48% interest in Time Warner Telecom. Time Warner Telecom is a leading fiber facilities-based provider of integrated communications services and solutions. As of December 31, 2000, based on Time Warner's ownership of 50.4 million shares of Class B common stock and the $63.44 market price of Time Warner Telecom's publicly traded Class A common stock, the market value of Time Warner's interest in Time Warner Telecom was $3.2 billion.

ROAD RUNNER JOINT VENTURE

         As discussed more fully under Note 3, at December 31, 2000, Time Warner, TWE and TWE-A/N had a collective 55% interest in the Road Runner Joint Venture on a fully diluted basis. The Road Runner Joint Venture operates a high-speed online service that connects customers to the Internet at speeds significantly faster than telephone dial-up services.

CABLE TELEVISION SYSTEM JOINT VENTURES

         Time Warner Cable has an approximate 50% weighted-average interest in a number of unconsolidated cable television systems that served an aggregate 1.6 million subscribers as of December 31, 2000. For 2000, these cable television systems reported combined operating income of $143 million. In addition, at the end of 2000, these cable television systems had debt of approximately $2 billion.

OTHER INVESTMENTS

         Time Warner has a number of other fair value method investments, including interests in Internet-related and digital media businesses. These fair value method investments generally consist of common equity and common equity equivalents. As of December 31, 2000, the significant investments included 2.3 million common share equivalents in OpenTV Corp., a designer and marketer of digital interactive television software and components; 2.6 million common share equivalents in Hoover's Inc., an Internet provider of news, financial and other information on various companies and industries; 1.2 million common share equivalents in Martha Stewart, an international multimedia company specializing in original "how to" content and related products for homemakers and other consumers; and 3.7 million common share equivalents in VIVA, a German company that specializes in music entertainment programming.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         Time Warner's ownership and voting interests in these companies are generally less than 20%, which is not large enough to exert significant influence. As such, these publicly traded investments are accounted for at market value. The cost basis of each fair value method investment, used to determine unrealized and realized gains and losses, is determined on a specific identification basis. As of December 31, 2000, the aggregate market value of these publicly traded investments approximated $120 million, resulting in unrealized pretax gains of approximately $37 million included as a component of other comprehensive income (loss).

INVESTMENT-RELATED CHARGE

         During 2000, Time Warner recorded a $44 million noncash pretax charge to reduce the carrying value of its investment portfolio, primarily due to significant market declines experienced in the fourth quarter. This charge is included in business segment operating income in the accompanying consolidated statement of operations.

8.       INVENTORIES AND FILM COSTS

         Inventories and film costs consist of:

                                                                                 DECEMBER 31,
                                                                               ---------------
                                                                               2000       1999
                                                                               ----       ----
                                                                                 (MILLIONS)
         Programming costs, less amortization..............................  $2,082     $1,985
         Magazines, books, recorded music and other merchandise............     614        652
         Film costs-Theatrical:
             Released, less amortization...................................     916      1,050
             Completed and not released....................................     242         80
             In production.................................................     776        704
             Development and pre-production................................      91        155
         Film costs-Television:
             Released, less amortization...................................     220        546
             Completed and not released....................................     196          9
             In production.................................................      76          8
             Development and pre-production................................       5          5

         Film costs-Library, less amortization.............................   1,440      1,554
                                                                             ------     ------

         Total inventories and film costs..................................   6,658      6,748
         Less current portion of inventory.................................   1,583      1,472
                                                                             ------     ------

         Total noncurrent inventories and film costs.......................  $5,075     $5,276
                                                                             ======     ======

         Approximately $1.2 billion of released and completed and not released film costs are expected to be amortized during the next twelve months. Excluding the library, approximately 94% of unamortized film costs for released films is expected to be amortized within three years.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


9.       LONG-TERM DEBT

         Long-term debt consists of:


                                                              WEIGHTED AVERAGE                       DECEMBER 31,
                                                              INTEREST RATE AT                    -----------------
                                                              DECEMBER 31, 2000    MATURITIES     2000         1999
                                                              -----------------    ----------     ----         ----
                                                                                                      (MILLIONS)
         Bank credit agreement borrowings...................         7.05%            2002     $  6,771     $  4,846
         Commercial paper and money market loans............         7.26%            2001          761          360
         Fixed-rate senior notes and debentures.............         8.04%          2002-2036    11,775       12,277
         Variable-rate senior notes.........................         6.57%            2031          600          600
                                                                                                -------      -------

         Total..............................................                                    $19,907      $18,083
                                                                                                =======      =======

BANK CREDIT AGREEMENT

         Time Warner has a revolving credit facility (the "Bank Credit Agreement") that permits borrowings in an aggregate amount of up to $7.5 billion, with no scheduled reduction in credit availability prior to maturity in November 2002. The borrowers under the Bank Credit Agreement are Time Warner and a number of its consolidated subsidiaries, consisting of Time Warner Companies, Inc. ("TW Companies"), Turner Broadcasting System, Inc. ("TBS"), TWI Cable, TWE and TWE-A/N. Borrowings under the Bank Credit Agreement are limited to (i) $6 billion in the aggregate for Time Warner, TW Companies, TBS and TWI Cable, (ii) $7.5 billion in the case of TWE and (iii) $2 billion in the case of TWE-A/N, subject in each case to an aggregate borrowing limit of $7.5 billion and certain other limitations and adjustments. Such borrowings bear interest at specific rates for each of the borrowers (generally equal to LIBOR plus a margin of 30 basis points) and each borrower is required to pay a commitment fee of generally
 .10% per annum on the unused portion of its commitment, which margin and fee vary based on the credit rating or financial leverage of the applicable borrower. Borrowings may be used for general business purposes and unused credit is available to support commercial paper borrowings. The Bank Credit Agreement contains certain covenants generally relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and dividends, distributions and other restricted cash payments or transfers of assets from the borrowers to their respective shareholders, partners or affiliates.

VARIABLE-RATE SENIOR NOTES

         In 1999, TW Companies redeemed all of its $600 million principal amount of Floating Rate Reset Notes due July 29, 2009. The aggregate redemption cost of approximately $620 million was funded with borrowings under the Bank Credit Agreement.

         The only variable-rate senior notes outstanding at the end of 2000 were $600 million principal amount of Floating Rate Reset Notes due December 30, 2031 that are redeemable at the election of the holders on December 30, 2001 (the "Five-Year Floating Rate Notes"). The Five-Year Floating Rate Notes bear interest at a floating rate equal to LIBOR less 25 basis points until December 30, 2001, at which time, if not redeemed, the interest rate will be reset at a fixed rate equal to 6.59% plus a margin based upon the credit risk of TW Companies at such time.

ZERO-COUPON CONVERTIBLE NOTES

         During 1998, approximately $1.15 billion accreted amount of zero-coupon convertible notes due 2013 (the "Zero-Coupon Convertible Notes") were converted into an aggregate 37.4 million shares of Time Warner common

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

stock. To partially offset the dilution resulting from this conversion, Time Warner incurred a corresponding $1.15 billion of debt and used the proceeds therefrom to repurchase common stock.

INTEREST EXPENSE AND MATURITIES

         Interest expense amounted to $1.696 billion in 2000, $1.511 billion in 1999 and $891 million in 1998 ($1.451 billion on a pro forma basis). The weighted average interest rate on Time Warner's total debt, including TWE's debt, was 7.6% at both December 31, 2000 and 1999.

         Time Warner periodically refinances its debt in an effort to lower its overall cost of borrowings and to stagger debt maturities. In connection with such refinancings, Time Warner recognized an extraordinary loss on the retirement of debt of $12 million in 1999.

         Annual repayments of long-term debt for the five years subsequent to December 31, 2000 consist of $8.1 billion due in 2002, $48 million due in 2003, $523 million due in 2004 and $500 million due in 2005. Such repayments exclude the aggregate redemption price of $600 million in 2001 relating to the Five-Year Floating Rate Notes, the year in which the holders thereof may first exercise their redemption options. Time Warner has the intent and ability under the Bank Credit Agreement to continue to refinance its borrowings on a long-term basis.

FAIR VALUE OF DEBT

         Based on the level of interest rates prevailing at December 31, 2000, the fair value of Time Warner's fixed rate debt exceeded its carrying value by approximately $750 million. At December 31, 1999, the fair value of Time Warner's fixed rate debt approximated its carrying value. Unrealized gains or losses on debt do not result in the realization or expenditure of cash and generally are not recognized for financial reporting purposes unless the debt is retired prior to its maturity.

EFFECT OF AMERICA ONLINE-TIME WARNER MERGER ON LONG-TERM DEBT

         During 2001, in connection with the Merger, America Online and AOL Time Warner were added as guarantors to (i) borrowings drawn against the Bank Credit Agreement by Time Warner, TW Companies, TWI Cable and TBS, and (ii) the public debt of Time Warner, TW Companies and TBS.

10. BORROWINGS AGAINST FUTURE STOCK OPTION PROCEEDS

         In connection with Time Warner's common stock repurchase program (Note
14), Time Warner established a $1.3 billion revolving credit facility that provided for borrowings against future stock option proceeds (the "Stock Option Proceeds Credit Facility"). Borrowings under the Stock Option Proceeds Credit Facility are principally used to fund stock repurchases. At December 31, 2000 Time Warner had no outstanding borrowings against future stock option proceeds. At December 31, 1999, Time Warner had outstanding borrowings against future stock option proceeds of $1.243 billion.

         The receipt of stock option proceeds in excess of $1.3 billion through March 2000, and thereafter in full on a cumulative basis, must be used to permanently reduce the borrowing availability under the facility. At December 31, 2000, borrowing availability under the Stock Option Proceeds Credit Facility was $1.1 billion, of which up to $125 million is reserved solely for the payment of interest and fees thereunder. Borrowings under the Stock Option Proceeds Credit Facility generally bear interest at LIBOR plus a margin equal to 75 basis points and are principally expected to be repaid from the cash proceeds received from the exercise of designated employee stock options. At

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


December 31, 2000, based on a closing market price of Time Warner common stock of $52.24, the aggregate value of potential proceeds to Time Warner from the exercise of outstanding vested, "in the money" stock options covered under the facility was approximately $1.7 billion, representing a 1.5 to 1 coverage ratio over the related $1.1 billion borrowing availability. To the extent that such stock option proceeds are not sufficient to satisfy Time Warner's obligations under the Stock Option Proceeds Credit Facility, Time Warner is generally required to repay such borrowings using proceeds from the sale of shares of its common stock held in escrow under the Stock Option Proceeds Credit Facility or, at Time Warner's election, using available cash on hand. Time Warner had placed 76 million shares in escrow at December 31, 2000, which shares are not considered to be issued and outstanding capital stock of the Company. Time Warner may be required, from time to time, to have up to 210 million shares held in escrow.

         Because borrowings under the Stock Option Proceeds Credit Facility are expected to be principally repaid by Time Warner from the cash proceeds related to the exercise of employee stock options, Time Warner's principal credit rating agencies have concluded that such borrowings and related financing costs are credit neutral and are excludable from debt and interest expense for purposes of evaluating the Company's leverage and coverage ratios.

11.      INCOME TAXES

         Domestic and foreign pretax income are as follows:

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                     2000       1999         1998
                                                                                     ----       ----         ----
                                                                                             (MILLIONS)
         Domestic..............................................................      $388      $3,184        $486
         Foreign...............................................................       283         316         100
                                                                                     ----     -------        ----
         Total.................................................................      $671      $3,500        $586
                                                                                     ====      ======        ====


         Current and deferred income taxes (tax benefits) provided are as follows:

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                     2000        1999        1998
                                                                                     ----        ----        ----
                                                                                             (MILLIONS)
         Federal:
              Current(a).......................................................      $628     $   470        $436
              Deferred(c)......................................................      (477)        556        (259)
         Foreign:
              Current(b).......................................................       255         240         260
              Deferred.........................................................       (40)          9         (49)
         State and Local:
              Current(a).......................................................       196         179         166
              Deferred(c)......................................................      (159)         86        (136)
                                                                                     ----     -------        ----
         Total.................................................................      $403      $1,540        $418
                                                                                     ====      ======        ====

-----------------
(a) Includes utilization of tax carryforwards of $198 million in 1999 and $126 million in 1998. Excludes federal and state and local tax benefits of $647 million in 2000, $486 million in 1999 and $478 million in 1998 resulting from the exercise of stock options and vesting of restricted stock awards, which were credited directly to paid-in-capital. Excludes current tax benefits of $64 million in 2000 and $9 million in 1999 relating to the cumulative effect of accounting change and extraordinary loss on the retirement of debt, respectively.

(b) Includes foreign withholding taxes of $142 million in 2000, $120 million in 1999 and $113 million in 1998.

(c) Excludes deferred tax benefits of $231 million in 2000 relating to the cumulative effect of accounting change.

         The differences between income taxes expected at the U.S. federal statutory income tax rate of 35% and income taxes provided are as set forth below. The relationship between income before income taxes and income tax

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


expense is most affected by the amortization of goodwill and certain other financial statement expenses that are not deductible for income tax purposes.

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                     2000       1999         1998
                                                                                     ----       ----         ----
                                                                                            (MILLIONS)
         Taxes on income at U.S. federal statutory rate........................      $235      $1,225        $205
         State and local taxes, net of federal tax benefits....................        24         172          20
         Nondeductible goodwill amortization...................................       176         173         170
         Other nondeductible expenses..........................................        14           9          13
         Foreign income taxed at different rates, net of U.S.
           foreign tax credits.................................................       (44)        (37)         --
         Other.................................................................        (2)         (2)         10
                                                                                     ----      ------        ----

         Total.................................................................      $403      $1,540        $418
                                                                                     ====      ======        ====

         Significant components of Time Warner's net deferred tax liabilities are as follows:

                                                                                                   DECEMBER 31,
                                                                                                 ----------------
                                                                                                 2000        1999
                                                                                                 ----        ----
                                                                                                    (MILLIONS)
         Assets acquired in business combinations...........................................   $2,428      $2,635
         Depreciation and amortization......................................................    1,574       2,240
         Unrealized appreciation of certain marketable securities...........................       18         155
         Other..............................................................................      368         422
                                                                                              -------      ------
         Deferred tax liabilities...........................................................    4,388       5,452
                                                                                               ------      ------
         Tax carryforwards..................................................................       72         231
         Accrued liabilities................................................................      614         572
         Receivable allowances and return reserves..........................................      205         223
         Other..............................................................................      418         192
                                                                                              -------      ------
         Deferred tax assets................................................................    1,309       1,218
                                                                                               ------      ------
         Net deferred tax liabilities.......................................................   $3,079      $4,234
                                                                                               ======      ======

         U.S. income and foreign withholding taxes have not been recorded on permanently reinvested earnings of foreign subsidiaries aggregating approximately $1.2 billion at December 31, 2000. Determination of the amount of unrecognized deferred U.S. income tax liability with respect to such earnings is not practicable. If such earnings are repatriated, additional U.S. income and foreign withholding taxes are substantially expected to be offset by the accompanying foreign tax credits.

         U.S. federal tax carryforwards at December 31, 2000 consisted of $72 million of alternative minimum tax credits, which do not expire. The utilization of these carryforwards is subject to limitations under U.S. federal income tax laws.

12. MANDATORILY REDEEMABLE PREFERRED SECURITIES

REDEMPTION OF REIT PREFERRED STOCK

         In 1997, a newly formed, substantially owned subsidiary of TWE (the "REIT") issued 250,000 shares of preferred stock ("REIT Preferred Stock"). The REIT was intended to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         In March 1999, the REIT redeemed all of its shares of REIT Preferred Stock at an aggregate cost of $217 million, which approximated net book value. The redemption was funded with borrowings under TWE's bank credit agreement.

PREFERRED TRUST SECURITIES

         In 1995, Time Warner, through TW Companies, issued approximately 23 million Company-obligated mandatorily redeemable preferred securities of a wholly owned subsidiary ("Preferred Trust Securities") for aggregate gross proceeds of $575 million. The sole assets of the subsidiary that is the obligor on the Preferred Trust Securities are $592 million principal amount of 8 7/8% subordinated debentures of TW Companies due December 31, 2025. Cumulative cash distributions are payable on the Preferred Trust Securities at an annual rate of 8 7/8%. The Preferred Trust Securities are mandatorily redeemable for cash on December 31, 2025, and TW Companies has the right to redeem the Preferred Trust Securities, in whole or in part, on or after December 31, 2000.

         On January 16, 2001, it was announced that TW Companies will be redeeming all 23 million shares of the Preferred Trust Securities on February 13, 2001. The redemption price will be $25 per security, plus accrued and unpaid distributions thereon equal to $0.265 per security. The total redemption price of $581 million will be funded on a long-term basis with borrowings under the Bank Credit Agreement.

13. REDEMPTION OF SERIES M PREFERRED STOCK

         In December 1998, Time Warner redeemed all of its outstanding shares of 10 1/4% Series M Preferred Stock. The aggregate redemption cost of approximately $2.1 billion was funded with proceeds from the issuance of lower-cost debt. As a result of this redemption, preferred dividend requirements in Time Warner's 1998 consolidated statement of operations include a one-time effect of $234 million relating to the redemption premium paid in connection therewith.

14. SHAREHOLDERS' EQUITY

         At December 31, 2000, shareholders' equity of Time Warner included 3.1 million shares of convertible preferred stock, 114.1 million shares of Series LMCN-V common stock and 1.218 billion shares of common stock (net of .2 million shares of common stock in treasury). As of December 31, 2000, Time Warner was authorized to issue up to 250 million shares of preferred stock, up to 5.0 billion shares of common stock and up to 600 million shares of additional classes of common stock, including Series LMCN-V common stock. Shares of Series LMCN-V common stock have substantially identical rights as shares of Time Warner's common stock, except shares of Series LMCN-V common stock have limited voting rights and are non-redeemable.

CONVERTIBLE PREFERRED STOCK

         During 2000, Time Warner issued approximately 22 million shares of common stock in connection with the conversion of 5.3 million shares of convertible preferred stock. During 1999, Time Warner issued approximately 59.1 million shares of common stock in connection with the conversion of 14.2 million shares of convertible preferred stock. During 1998, Time Warner issued approximately 53.5 million shares of common stock in connection with the conversion of 12.8 million shares of convertible preferred stock. During January 2001 the remaining 3.1 million shares of convertible preferred stock were converted into approximately 13 million shares of common stock.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


COMMON STOCK REPURCHASE PROGRAM

         In January 1999, Time Warner's Board of Directors authorized a new common stock repurchase program that allows the Company to repurchase, from time to time, up to $5 billion of common stock. This program was expected to be completed over a three-year period. However, in connection with Time Warner's agreement to merge with America Online, Time Warner suspended its stock repurchase program in 2000.

1998 STOCK SPLIT

         In December 1998, a two-for-one common stock split was effectuated by the payment of a 100% stock dividend in the amount of 558.2 million shares of common stock (the "1998 Stock Split"). The 1998 Stock Split did not affect the number of shares of Series LMCN-V common stock outstanding in 1998. In May 1999, Time Warner amended the terms of its Series LMCN-V common stock, which effectively resulted in a two-for-one stock split and the issuance of approximately 57 million shares of Series LMCN-V common stock (the "LMCN-V Stock Split"). As a result, each share of Series LMCN-V common stock is equivalent effectively to one share of common stock instead of two. Because the equivalent number of shares of common stock did not change, the LMCN-V Stock Split did not have any effect on Time Warner's consolidated financial statements.

DILUTIVE SECURITIES AND HOLDERS OF RECORD

         At December 31, 2000, Time Warner had outstanding stock options that were exercisable into approximately 127.0 million shares of common stock (as adjusted for the January 2001 conversion of preferred stock). Similarly, Time Warner had convertible securities and outstanding stock options that were convertible or exercisable into approximately 158.6 million shares of common stock at December 31, 1999 and 242.2 million shares at December 31, 1998. In addition, Time Warner has placed a number of shares of common stock in escrow under its Stock Option Proceeds Credit Facility (Note 10).

         At January 11, 2001, the date on which the America Online-Time Warner merger was consummated, there were approximately 23,000 holders of record of Time Warner common stock. This total does not include the large number of investors who hold such shares through banks, brokers or other fiduciaries. As described further in Note 2, on January 11, 2001, each issued and outstanding share of each class of Time Warner common stock was converted into 1.5 shares of an identical series of AOL Time Warner common stock.

SHAREHOLDER RIGHTS PLAN

         Pursuant to Time Warner's shareholder rights plan, as amended, each share of Time Warner common stock has attached to it one right, which becomes exercisable in certain events involving the acquisition of 15% or more of the then outstanding common stock of Time Warner on a fully diluted basis. Upon the occurrence of such an event, each right entitles its holder to purchase for $75 the economic equivalent of common stock of Time Warner, or in certain circumstances, of the acquiror, worth twice as much. In connection with the plan, 8 million shares of preferred stock were reserved. The rights expire on January 20, 2004.

         In connection with Time Warner's agreement to merge with America Online entered into in January 2000, Time Warner amended the rights plan to provide that the consummation of the merger and the other transactions contemplated by the merger agreement with America Online would not trigger the exercise of rights under the rights plan. See Note 2 for a summary of the terms of the Merger.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


INCOME (LOSS) PER COMMON SHARE BEFORE EXTRAORDINARY LOSS ON RETIREMENT OF DEBT AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE

         Set forth below is a reconciliation of basic and diluted income (loss) per common share before extraordinary loss on retirement of debt and cumulative effect of accounting change for each period.

                                                                                         YEARS ENDED DECEMBER 31,
                                                                           ------------------------------------------------
                                                                               2000         1999       1998          1998
                                                                           HISTORICAL(a) HISTORICAL PRO FORMA(a) HISTORICAL(a)
                                                                           ----------   ----------- ----------   ----------
                                                                                    (MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income (loss) applicable to common shares before extraordinary loss on retirement of debt and cumulative effect of accounting
     change - basic......................................................     $  254       $ 1,908      $ (372)    $ (372)

Interest savings, net of tax(b) .........................................          -            43           -          -
Preferred dividends .....................................................          -            52           -          -
                                                                              ------      --------      ------     ------
Income (loss) applicable to common shares before extraordinary loss on retirement of debt and cumulative effect of accounting
     change - diluted ...................................................     $  254       $ 2,003      $ (372)     $ (372)
                                                                             =======      ========      ======     =======
Average number of common shares outstanding - basic .....................    1,318.6       1,267.0     1,194.7     1,194.7
Dilutive effect of stock options ........................................          -          72.6           -           -
Dilutive effect of convertible preferred shares .........................          -          58.7           -           -
                                                                            --------     ---------   ---------   ---------
Average number of common shares outstanding - diluted ...................    1,318.6       1,398.3     1,194.7     1,194.7
                                                                            ========     =========   =========   =========

Income (loss) per common share before extraordinary loss on retirement of debt and cumulative effect of accounting change:
     Basic ..............................................................      $0.19         $1.51      $(0.31)     $(0.31)
                                                                               =====         =====      ======      ======
     Diluted ............................................................      $0.19         $1.43      $(0.31)     $(0.31)
                                                                               =====         =====      ======      ======

--------------------
(a) 2000 and 1998 basic and diluted income (loss) per common share before extraordinary loss on retirement of debt and cumulative effect of accounting change are the same because the effect of Time Warner's stock options and convertible preferred stock was antidilutive.

(b) Reflects the required use of a portion of the proceeds from the future exercise of employee stock options to repay all outstanding borrowings under Time Warner's stock option proceeds credit facility.


15. STOCK-BASED COMPENSATION PLANS

EFFECT OF AMERICA ONLINE-TIME WARNER MERGER ON STOCK-BASED COMPENSATION PLANS

         In connection with Time Warner's agreement to merge with America Online entered into in January 2000, all Time Warner stock options and restricted stock outstanding at that time became fully vested, pursuant to the terms of Time Warner's stock option and restricted stock plans. In addition, on January 11, 2001, the date the Merger was consummated, each outstanding equity security of Time Warner was converted into 1.5 units of an equivalent equity security of AOL Time Warner. See Note 2 for a summary of the terms of the Merger.

STOCK OPTION PLANS

         Time Warner has various stock option plans under which Time Warner may grant options to purchase Time Warner common stock to employees of Time Warner and TWE. Such options have been granted to employees of Time Warner and TWE with exercise prices equal to, or in excess of, fair market value at the date of grant. Accordingly, in accordance with APB 25 and related interpretations, compensation cost generally is not recognized for its stock option plans. Generally, the options become exercisable over a three-year vesting period and expire ten years from the date of grant. Had compensation cost for Time Warner's stock option plans been determined based on the fair value method set forth in FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), Time Warner's net income and basic and diluted net income (loss) per common share would have been changed to the pro forma amounts indicated below:

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                               2000          1999            1998
                                                                               ----          ----            ----
                                                                                       (MILLIONS, EXCEPT
                                                                                      PER SHARE AMOUNTS)
         Net income (loss):
             As reported.................................................    $ (175)        $1,948         $  168
                                                                             ======         ======         ======
             Pro forma...................................................    $ (447)        $1,852         $  106
                                                                             ======         ======         ======
         Net income (loss) per basic common share:
             As reported.................................................    $(0.14)        $ 1.50         $(0.31)
                                                                             ======         ======         ======
             Pro forma...................................................    $(0.35)        $ 1.42         $(0.36)
                                                                             ======         ======         ======
         Net income (loss) per diluted common share:
             As reported.................................................    $(0.14)        $ 1.42         $(0.31)
                                                                             ======         ======         ======
             Pro forma...................................................    $(0.35)        $ 1.36         $(0.36)
                                                                             ======         ======         ======

         For purposes of applying FAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions (which, for 2000, reflect the impact of the announced Merger) used for grants in 2000, 1999 and 1998: dividend yields of 0%, 0.3% and 0.5%, respectively; expected volatility of 46.3%, 23.4% and 21.6%, respectively; risk-free interest rates of 6.4%, 5.3% and 5.5%, respectively; and expected lives of 5 years in all periods. The weighted average fair value of an option granted during the year was $43.15 ($25.89, net of taxes), $21.18 ($12.50, net of taxes) and $11.13 ($6.57, net of taxes) for the years ended December 31, 2000, 1999 and 1998, respectively. In each period, Time Warner granted options to certain executives at exercise prices exceeding the market price of Time Warner common stock on the date of grant. These above-market options had a weighted average exercise price and fair value of $119.11 and $46.53 ($27.92, net of taxes), respectively, in 2000; $95.10 and $19.49 ($11.50, net of taxes), respectively, in 1999; and $49.54 and $9.45 ($5.58, net of taxes), respectively, in 1998.

         A summary of stock option activity under all plans is as follows:

                                                                                                         WEIGHTED-
                                                                                         THOUSANDS        AVERAGE
                                                                                            OF           EXERCISE
                                                                                          SHARES           PRICE
                                                                                          ------           -----
         Balance at January 1, 1998..................................................     178,704         $16.99
         Granted.....................................................................      18,100          37.71
         Exercised...................................................................     (48,323)         15.01
         Cancelled...................................................................        (417)         28.01
                                                                                          -------
         Balance at December 31, 1998................................................     148,064         $20.14
         Granted.....................................................................      12,954          68.50
         Exercised...................................................................     (24,257)         16.49
         Cancelled...................................................................        (893)         46.17
                                                                                          -------
         Balance at December 31, 1999................................................     135,868         $25.23
         Granted.....................................................................      15,687          86.66
         Exercised...................................................................     (24,031)         17.04
         Cancelled...................................................................        (501)         70.67
                                                                                          -------
         Balance at December 31, 2000................................................     127,023         $34.18
                                                                                          =======
                                                                                            DECEMBER 31,
                                                                                    ----------------------------
                                                                                    2000        1999        1998
                                                                                    ----        ----        ----
                                                                                             (THOUSANDS)
         Exercisable...........................................................   112,129     106,728     112,471
         Available for future grants...........................................     6,443      21,635      11,207

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         The following table summarizes information about stock options outstanding at December 31, 2000:

                                        OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                            ----------------------------------------------      -----------------------------
                                              WEIGHTED-
                                               AVERAGE          WEIGHTED-                            WEIGHTED-
            RANGE OF          NUMBER          REMAINING          AVERAGE          NUMBER              AVERAGE
            EXERCISE        OUTSTANDING      CONTRACTUAL        EXERCISE        EXERCISABLE          EXERCISE
             PRICES         AT 12/31/00         LIFE              PRICE         AT 12/31/00            PRICE
           ----------       -----------       --------          ---------       -----------          --------
                            (THOUSANDS)                                         (THOUSANDS)
         Under $15..........     14,106        2.2 years          $12.20            14,106            $12.20
         $15.01 to $ 20.00..     37,312        3.3 years          $18.27            37,312            $18.27
         $20.01 to $ 30.00..     30,714        4.4 years          $22.11            30,714            $22.11
         $30.01 to $ 45.00..     14,718        6.9 years          $35.03            14,718            $35.03
         $45.01 to $ 65.00..      5,304        7.7 years          $55.23             4,804            $54.44
         $65.01 to $ 80.00..     10,203        8.1 years          $69.08             9,434            $68.61
         $80.01 to $130.04..     14,666        9.0 years          $88.36             1,041            $89.38
                                -------                                             ------
         Total..............    127,023        5.1 years          $34.18           112,129            $27.20
                                =======                                            =======

         For options exercised by employees of TWE, Time Warner is reimbursed by TWE for the amount by which the market value of Time Warner common stock on the exercise date exceeds the exercise price, or the greater of the exercise price or $13.88 for options granted prior to the TWE capitalization on June 30, 1992. There were 46.3 million options held by employees of TWE at December 31, 2000,
41.6 million of which were exercisable.

RESTRICTED STOCK PLANS

         Time Warner also has various restricted stock plans for employees and non-employee directors of the Board. Under these plans, shares of common stock are granted which do not vest until the end of a restriction period, generally between three to five years. At December 31, 2000, Time Warner had approximately 723,000 shares of restricted stock outstanding. During 2000, Time Warner issued approximately 800,000 shares of restricted stock at a weighted-average fair value of $84.81. At December 31, 1999, Time Warner had approximately 190,000 shares of restricted stock outstanding. During 1999, Time Warner issued 99,400 shares of restricted stock at a weighted-average fair value of $64.24. Grants of restricted stock in prior years were not significant. In addition, compensation cost recognized in connection with restricted stock grants was not material in any period.

16. BENEFIT PLANS

         Time Warner and its subsidiaries have defined benefit pension plans covering most domestic employees. Pension benefits are based on formulas that reflect the employees' years of service and compensation levels during their employment period. Time Warner's common stock represents approximately 10% and 13% of plan assets at December 31, 2000 and 1999, respectively. A summary of activity for Time Warner's defined benefit pension plans is as follows:

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                                                               YEARS ENDED DECEMBER 31,
                                                                -------------------------------------------------
                                                                   2000          1999         1998         1998
                                                                HISTORICAL    HISTORICAL   PRO FORMA    HISTORICAL
                                                                -----------  -----------   ---------    ----------
                                                                                   (MILLIONS)
         COMPONENTS OF PENSION EXPENSE
         Service cost........................................    $  83          $ 107       $   95      $   53
         Interest cost.......................................      122            118          110          74
         Expected return on plan assets......................     (150)          (132)        (108)        (73)
         Net amortization and deferral.......................      (34)            (3)           2           2
                                                                 -----         ------        -----       -----
         Total...............................................    $  21         $   90       $   99      $   56
                                                                 =====         ======       ======      ======
                                                                                               DECEMBER 31,
                                                                                        ------------------------
                                                                                            2000         1999
                                                                                         HISTORICAL   HISTORICAL
                                                                                        -----------   -----------
                                                                                               (MILLIONS)
         CHANGE IN PROJECTED BENEFIT OBLIGATION
         Projected benefit obligation at beginning of year...........................     $1,477     $1,749
         Service cost................................................................         83        107
         Interest cost...............................................................        122        118
         Actuarial (gain) loss(a)....................................................        (35)      (427)
         Benefits paid...............................................................        (70)       (70)
                                                                                         -------    -------
         Projected benefit obligation at end of year.................................      1,577      1,477
                                                                                          ------     ------
         CHANGE IN PLAN ASSETS
         Fair value of plan assets at beginning of year..............................      1,703      1,480
         Actual return on plan assets................................................        (81)       266
         Employer contribution.......................................................         13         21
         Benefits paid...............................................................        (62)       (64)
                                                                                           -----     ------
         Fair value of plan assets at end of year....................................      1,573      1,703
                                                                                          ------     ------
         Overfunded (underfunded) projected benefit obligation.......................         (4)       226
         Additional minimum liability(b).............................................        (50)       (40)
         Unrecognized actuarial gain(a)..............................................       (348)      (589)
         Unrecognized prior service cost.............................................         12         26
                                                                                         -------      -----
         Accrued pension expense.....................................................     $ (390)    $ (377)
                                                                                          ======     ======

---------------
(a) Reflects certain changes in actuarial assumptions made during 2000 and 1999, including a reduction to the assumed rate of compensation increase in 2000 and a shortening of the expected service period and an increase in the assumed discount rate in 1999.

(b) The additional minimum liability is offset fully by a corresponding intangible asset recognized in the consolidated balance sheet.

                                                                               DECEMBER 31,
                                                                      ------------------------------
                                                                      2000         1999         1998
                                                                      ----         ----         ----
WEIGHTED-AVERAGE PENSION ASSUMPTIONS
Discount rate...................................................      7.75%        7.75%        6.75%
Expected return on plan assets..................................         9%           9%           9%
Rate of compensation increase...................................         5%           6%           6%

         Included above are projected benefit obligations and accumulated benefit obligations for unfunded defined benefit pension plans of $189 million and $176 million as of December 31, 2000, respectively; and $174 million and $145 million as of December 31, 1999, respectively.

         Employees of Time Warner's operations in foreign countries participate to varying degrees in local pension plans, which in the aggregate are not significant.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         Time Warner also has certain defined contribution plans, including savings and profit sharing plans, as to which the expense amounted to $141 million in 2000, $100 million in 1999 and $84 million in 1998 ($119 million on a pro forma basis). Contributions to the savings plans are based upon a percentage of the employees' elected contributions. Contributions to the profit sharing plans generally are determined by management and approved by the boards of directors of the participating companies.


17. DERIVATIVE FINANCIAL INSTRUMENTS

         Time Warner uses derivative financial instruments principally to manage the risk that changes in interest rates will affect either the fair value of its debt obligations or the amount of its future interest payments and, with regard to foreign currency exchange rates, to manage the risk that changes in exchange rates will affect the amount of unremitted or future royalties and license fees to be received from the sale of U.S. copyrighted products abroad. The following is a summary of Time Warner's risk management strategies and the effect of these strategies on Time Warner's consolidated financial statements.

INTEREST RATE RISK MANAGEMENT

Interest Rate Swap Contracts

         Interest rate swap contracts are used to adjust the proportion of total debt that is subject to variable and fixed interest rates. Under an interest rate swap contract, Time Warner either agrees to pay an amount equal to a specified variable-rate of interest times a notional principal amount, and to receive in return an amount equal to a specified fixed-rate of interest times the same notional principal amount or, vice versa, to receive a variable-rate amount and to pay a fixed-rate amount. The notional amounts of the contract are not exchanged. No other cash payments are made unless the contract is terminated prior to maturity, in which case the amount paid or received in settlement is established by agreement at the time of termination, and usually represents the net present value, at current rates of interest, of the remaining obligations to exchange payments under the terms of the contract. Interest rate swap contracts are entered into with a number of major financial institutions in order to minimize counterparty credit risk.

         Time Warner accounts for its interest rate swap contracts differently based on whether it has agreed to pay an amount based on a variable-rate or fixed-rate of interest. For interest rate swap contracts under which Time Warner agrees to pay variable-rates of interest, these contracts are considered to be a hedge against changes in the fair value of Time Warner's fixed-rate debt obligations. Accordingly, the interest rate swap contracts are reflected at fair value in Time Warner's consolidated balance sheet and the related portion of fixed-rate debt being hedged is reflected at an amount equal to the sum of its carrying value plus an adjustment representing the change in fair value of the debt obligations attributable to the interest rate risk being hedged. In addition, changes during any accounting period in the fair value of these interest rate swap contracts, as well as offsetting changes in the adjusted carrying value of the related portion of fixed-rate debt being hedged, are recognized as adjustments to interest expense in Time Warner's consolidated statement of operations. The net effect of this accounting on Time Warner's operating

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


results is that interest expense on the portion of fixed-rate debt being hedged is generally recorded based on variable interest rates.

         For interest rate swap contracts under which Time Warner agrees to pay fixed-rates of interest, these contracts are considered to be a hedge against changes in the amount of future cash flows associated with Time Warner's interest payments of Time Warner's variable-rate debt obligations. Accordingly, the interest rate swap contracts are reflected at fair value in Time Warner's consolidated balance sheet and the related gains or losses on these contracts are deferred in shareholders' equity (as a component of comprehensive income). These deferred gains and losses are then amortized as an adjustment to interest expense over the same period in which the related interest payments being hedged are recognized in income. However, to the extent that any of these contracts are not considered to be perfectly effective in offsetting the change in the value of the interest payments being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in income. The net effect of this accounting on Time Warner's operating results is that interest expense on the portion of variable-rate debt being hedged is generally recorded based on fixed interest rates.

         During 2000, all of Time Warner's outstanding interest rate swap contracts matured and Time Warner did not enter into any new contracts. At December 31, 1999, Time Warner had interest rate swap contracts on $400 million notional amount of indebtedness. The net gain or loss on the ineffective portion of these interest rate swap contracts was not material in any period.

Interest Rate Lock Agreements

         In the past, Time Warner infrequently used interest rate lock agreements to hedge the risk that the cost of a future issuance of fixed-rate debt may be adversely affected by changes in interest rates. Under an interest rate lock agreement, Time Warner agrees to pay or receive an amount equal to the difference between the net present value of the cash flows for a notional principal amount of indebtedness based on the existing yield of a U.S. treasury bond at the date when the agreement is established and at the date when the agreement is settled, typically when Time Warner issues new debt. The notional amounts of the agreement are not exchanged. Interest rate lock agreements are entered into with a number of major financial institutions in order to minimize counterparty credit risk.

         Interest rate lock agreements are reflected at fair value in Time Warner's consolidated balance sheet and the related gains or losses on these agreements are deferred in shareholders' equity (as a component of comprehensive income). These deferred gains and losses are then amortized as an adjustment to interest expense over the same period in which the related interest costs on the new debt issuances are recognized in income.

         Time Warner had deferred net losses on interest rate lock agreements of $30 million at December 31, 2000 and December 31, 1999. It is anticipated that the amount that will be recognized in income over the next twelve months will not be material.

FOREIGN CURRENCY RISK MANAGEMENT

         Foreign exchange contracts are used primarily by Time Warner to hedge the risk that unremitted or future royalties and license fees owed to Time Warner domestic companies for the sale or anticipated sale of U.S. copyrighted products abroad may be adversely affected by changes in foreign currency exchange rates. As part of its overall strategy to manage the level of exposure to the risk of foreign currency exchange rate fluctuations, Time Warner hedges a portion of its foreign currency exposures anticipated over the ensuing twelve month period. At December 31, 2000, Time Warner had effectively hedged approximately half of the estimated foreign currency

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


exposures that principally relate to anticipated cash flows to be remitted to the U.S. over the ensuing twelve-month period. To hedge this exposure, Time Warner used foreign exchange contracts that generally have maturities of three months or less, which generally will be rolled over to provide continuing coverage throughout the year. Time Warner often closes foreign exchange sale contracts by purchasing an offsetting purchase contract. Foreign exchange contracts are placed with a number of major financial institutions in order to minimize credit risk.

         Time Warner records these foreign exchange contracts at fair value in its consolidated balance sheet and the related gains or losses on these contracts are deferred in shareholders' equity (as a component of comprehensive income). These deferred gains and losses are recognized in income in the period in which the related royalties and license fees being hedged are received and recognized in income. However, to the extent that any of these contracts are not considered to be perfectly effective in offsetting the change in the value of the royalties and license fees being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in income. Gains and losses on foreign exchange contracts generally are included as a component of other income (expense), net, in Time Warner's consolidated statement of operations.

         At December 31, 2000, Time Warner had contracts for the sale of $648 million and the purchase of $582 million of foreign currencies at fixed rates. Contracts in a net sale position primarily consisted of Japanese yen (334% of net contract value), Canadian dollars (45%) and English pounds (23%), offset in part by contracts in a net purchase position, primarily consisting of New Zealand dollars (125%) and Australian dollars (175%).

         Time Warner had contracts for the sale of $843 million and the purchase of $468 million of foreign currencies at December 31, 1999. Time Warner had deferred approximately $1 million of net losses on foreign exchange contracts at December 31, 2000, which is substantially expected to be recognized in income over the next twelve months. Time Warner recognized $16 million in losses in 2000, $8 million in losses in 1999 and $8 million in losses in 1998 ($10 million on a pro forma basis), on foreign exchange contracts. These amounts were or are expected to be largely offset by corresponding decreases and increases, respectively, in the dollar value of foreign currency royalties and license fee payments that have been or are anticipated to be received in cash from the sale of U.S. copyrighted products abroad.

18. SEGMENT INFORMATION

         Time Warner classifies its business interests into six fundamental areas: Cable Networks, consisting principally of interests in cable television programming; Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing; Music, consisting principally of interests in recorded music and music publishing; Filmed Entertainment, consisting principally of interests in filmed entertainment, television production and television broadcasting; Cable, consisting principally of interests in cable television systems; and Digital Media, consisting principally of interests in Internet-related and digital media businesses. Time Warner's Digital Media segment commenced operations in the fourth quarter of 1999.

         Information as to the operations of Time Warner in different business segments is set forth below based on the nature of the products and services offered. Time Warner evaluates performance based on several factors, including its primary financial measure of business segment operating income before noncash amortization of intangible assets ("EBITA"). As described more fully in
Note 1, Time Warner has adopted the provisions of SAB 101 in the fourth quarter of 2000. As a result, Time Warner's revenues and costs have been reduced by an equal amount of $198 million in 2000, $200 million in 1999 and $164 million in 1998. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies under Note 1. Intersegment sales are accounted for at fair value as if the sales were to third parties.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


         As described more fully in Note 1, effective January 1, 2000, management reclassified Time Warner's share of the operating results of Columbia House from its Music segment to other income (expense), net. As such, segment results for 1999 and 1998 have been reclassified to conform to the 2000 presentation. Also, as described more fully in Note 2, the comparability of the Publishing segment's operating results was affected by a joint venture transaction in 2000 involving Book-of-the-Month Club. In connection with the joint venture transaction, the operating results of Book-of-the-Month Club were deconsolidated and are no longer included in the Publishing segment's operating results for 2000. Time Warner's share of the operating results of the joint venture for 2000 has been included in other income (expense), net, in the accompanying consolidated statement of operations. During the year ended December 31, 1999, the Publishing segment's operating results included revenues of $321 million, EBITA losses of $15 million and operating losses of $18 million relating to Book-of-the-Month Club. During the year ended December 31, 1998, the Publishing segment's operating results included $340 million of revenues, $28 million of EBITA and $25 million of operating income relating to Book-of-the-Month Club.


         The operating results of Time Warner's Cable segment reflect (i) the TWE-A/N Transfers effective as of January 1, 1998, (ii) the Primestar Roll-up Transaction, effective as of April 1, 1998, (iii) the formation of the Road Runner Joint Venture, effective as of June 30, 1998, (iv) the Time Warner Telecom Reorganization, effective as of July 1, 1998 and (v) the formation of the Texas Cable Joint Venture, effective as of December 31, 1998.

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                    ----------------------------
                                                                                    2000        1999        1998
                                                                                    ----        ----        ----
                                                                                             (MILLIONS)
REVENUES
Cable Networks.................................................................  $  6,288     $ 5,802      $5,116
Publishing.....................................................................     4,645       4,663       4,496
Music..........................................................................     4,148       3,933       4,112
Filmed Entertainment...........................................................     8,116       8,075       7,978
Broadcasting-The WB Network....................................................       453         384         260
Cable..........................................................................     6,054       5,374       5,342
Digital Media..................................................................        71           1           -
Intersegment elimination.......................................................    (1,261)     (1,109)     (1,234)
                                                                                  -------     -------     -------
Total business segment revenues................................................   $28,514     $27,123     $26,070

Entertainment Group revenues reported on an unconsolidated basis(a)............         -           -     (11,662)
                                                                                  -------  ----------     -------
Total consolidated revenues....................................................   $28,514     $27,123     $14,408
                                                                                  =======     =======     =======

-------------------
(a) Represents amounts previously reported for the Entertainment Group, adjusted by intercompany eliminations and other consolidating adjustments necessary for Time Warner to reflect the Entertainment Group on a consolidated basis.

                                TIME WARNER INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                     2000       1999        1998
                                                                                     ----       ----        ----
                                                                                             (MILLIONS)
EBITA(a)
Cable Networks.................................................................    $1,602      $1,397      $1,160
Publishing.....................................................................       802         679         607
Music..........................................................................       443         449         464
Filmed Entertainment(b)........................................................       802         997         695
Broadcasting-The WB Network....................................................       (62)        (92)        (93)
Cable(c).......................................................................     1,943       3,927       1,694
Digital Media(d)...............................................................      (272)        (17)          -
Intersegment elimination.......................................................       (46)        (10)        (94)
                                                                                   ------      ------      ------

Total business segment EBITA...................................................    $5,212      $7,330      $4,433

Entertainment Group EBITA reported on an unconsolidated basis(e)...............         -           -      (2,166)
                                                                                   ------      ------      ------
Total consolidated EBITA.......................................................    $5,212      $7,330      $2,267
                                                                                   ======      ======      ======

---------------
(a) EBITA represents business segment operating income before noncash amortization of intangible assets. After deducting amortization of intangible assets, Time Warner's business segment operating income was $3.859 billion in 2000, $6.051 billion in 1999 and $1.486 billion in 1998
     ($3.122 billion on a pro forma basis).

(b) Includes net pretax gains of approximately $65 million recognized in 2000 and $97 million recognized in 1999, principally relating to the sale of an interest in CanalSatellite, a pretax charge of $24 million recognized in 2000 in connection with the Six Flags litigation, pretax gains of $10 million recognized in 2000, $40 million recognized in 1999 and $30 million recognized in 1998 related to the partial recognition of a deferred gain in connection with the 1998 sale of Six Flags, a pretax gain of approximately $215 million recognized in 1999 in connection with the early termination and settlement of a long-term, home video distribution agreement and a noncash pretax charge of $106 million recognized in 1999 relating to Warner Bros.'s retail stores.

(c) Includes net pretax gains relating to the sale or exchange of certain cable television systems and investments of approximately $37 million in 2000, $2.247 billion in 1999 and $108 million in 1998.

(d) Includes a noncash pretax charge of $44 million in 2000 to reduce the carrying value of the digital media investment portfolio, primarily due to significant market decline experienced in the fourth quarter.

(e) Represents amounts previously reported for the Entertainment Group, adjusted by intercompany eliminations and other consolidating adjustments necessary for Time Warner to reflect the Entertainment Group on a consolidated basis.

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                     2000        1999        1998
                                                                                     ----        ----        ----
                                                                                              (MILLIONS)
DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT
Cable Networks.................................................................    $  146      $  132      $  116
Publishing.....................................................................        65          81          80
Music..........................................................................        83          74          72
Filmed Entertainment...........................................................        89         156         172
Broadcasting-The WB Network....................................................         2           1           1
Cable..........................................................................       915         786         864
Digital Media..................................................................         4           1           -
                                                                                   ------      ------      ------
Total business segment depreciation............................................    $1,304      $1,231      $1,305

Entertainment Group depreciation reported on an unconsolidated basis(a)........         -           -        (927)
                                                                                   ------      ------      ------

Total consolidated depreciation................................................    $1,304      $1,231     $   378
                                                                                   ======      ======     =======

-------------------
(a) Represents amounts previously reported for the Entertainment Group, adjusted by intercompany eliminations and other consolidating adjustments necessary for Time Warner to reflect the Entertainment Group on a consolidated basis.

                                TIME WARNER INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                   ------------------------------
                                                                                   2000        1999         1998
                                                                                   ----        ----         ----
                                                                                            (MILLIONS)
AMORTIZATION OF INTANGIBLE ASSETS(a)
Cable Networks.................................................................    $  221      $  205      $  200
Publishing.....................................................................        63          52          38
Music..........................................................................       241         254         261
Filmed Entertainment...........................................................       201         201         216
Broadcasting-The WB Network....................................................         5           4           3
Cable..........................................................................       620         563         593
Digital Media..................................................................         2           -           -
                                                                                   ------      ------      ------

Total business segment amortization............................................    $1,353      $1,279      $1,311


Entertainment Group amortization reported on an unconsolidated basis(b)........         -           -        (530)
                                                                                   ------      ------      ------

Total consolidated amortization................................................    $1,353      $1,279      $  781
                                                                                   ======      ======      ======

---------------
(a) Includes amortization relating to all business combinations accounted for by the purchase method, including the $14 billion acquisition of Warner Communications Inc. in 1989, the $6.2 billion acquisition of TBS in 1996 and the $2.3 billion of cable acquisitions in 1996 and 1995.

(b) Represents amounts previously reported for the Entertainment Group, adjusted by intercompany eliminations and other consolidating adjustments necessary for Time Warner to reflect the Entertainment Group on a consolidated basis.

         Information as to the assets and capital expenditures is as follows:

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                   2000         1999         1998
                                                                                   ----         ----         ----
                                                                                             (MILLIONS)
ASSETS
Cable Networks.................................................................   $10,279     $10,158     $ 9,499
Publishing.....................................................................     3,511       2,870       2,726
Music..........................................................................     7,308       7,204       7,038
Filmed Entertainment...........................................................    10,269      10,393      10,841
Broadcasting-The WB Network....................................................       294         284         244
Cable..........................................................................    18,948      18,380      16,094
Digital Media..................................................................       108          28           -
Corporate(a)...................................................................     1,484       2,140       1,509
                                                                                  -------     -------     -------

Total business segment assets..................................................   $52,201     $51,457     $47,951


Entertainment Group assets reported on an unconsolidated basis(b)..............         -           -     (16,311)
                                                                                  -------     -------     -------

Total consolidated assets......................................................   $52,201     $51,457     $31,640
                                                                                  =======     =======     =======

------------------
(a)  Consists principally of cash, cash equivalents and other investments.

(b) Represents amounts previously reported for the Entertainment Group, adjusted by intercompany eliminations and other consolidating adjustments necessary for Time Warner to reflect the Entertainment Group on a consolidated basis.

                                TIME WARNER INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                                                                     YEARS ENDED DECEMBER 31,
                                                                                   -----------------------------
                                                                                   2000         1999        1998
                                                                                   ----         ----        ----
                                                                                             (MILLIONS)
CAPITAL EXPENDITURES
Cable Networks.................................................................    $  180      $  229      $  143
Publishing.....................................................................       124         106          58
Music..........................................................................       164         134          92
Filmed Entertainment...........................................................        95         136         125
Broadcasting-The WB Network....................................................         5           2           1
Cable..........................................................................     2,158       1,600       1,676
Digital Media..................................................................        13           2           -
Corporate......................................................................        34          22          20
                                                                                   ------      ------      ------

Total business segment capital expenditures....................................    $2,773      $2,231      $2,115

Entertainment Group capital expenditures reported on an unconsolidated
  basis(a) ....................................................................         -           -      (1,603)
                                                                                   ------      ------      ------

Total consolidated capital expenditures........................................    $2,773      $2,231      $  512
                                                                                   ======      ======      ======

-------------------
(a) Represents amounts previously reported for the Entertainment Group, adjusted by intercompany eliminations and other consolidating adjustments necessary for Time Warner to reflect the Entertainment Group on a consolidated basis.

         Information as to operations in different geographical areas is as follows:

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                   -----------------------------
                                                                                   2000         1999        1998
                                                                                   ----         ----        ----
                                                                                             (MILLIONS)
REVENUES(a)
United States.................................................................   $22,703      $21,408     $20,590
United Kingdom................................................................     1,060          992         997
Germany.......................................................................       682          733         703
Japan.........................................................................       713          628         566
Canada........................................................................       429          421         430
France........................................................................       376          429         395
Other international...........................................................     2,551        2,512       2,389
                                                                                 -------      -------     -------

Total revenues by geographic area.............................................   $28,514      $27,123     $26,070

Entertainment Group revenues reported on an unconsolidated basis(b)............        -           -      (11,662)
                                                                                 -------      -------     -------

Total..........................................................................  $28,514      $27,123     $14,408
                                                                                 =======      =======     =======

------------------

(a)  Revenues are attributed to countries based on location of customer.

(b) Represents amounts previously reported for the Entertainment Group, adjusted by intercompany eliminations and other consolidating adjustments necessary for Time Warner to reflect the Entertainment Group on a consolidated basis.

         Because a substantial portion of international revenues is derived from the sale of U.S. copyrighted products abroad, assets located outside the United States are not material.

19. COMMITMENTS AND CONTINGENCIES

         Time Warner's total rent expense amounted to $561 million in 2000, $521 million in 1999 and $286 million in 1998 ($504 million on a pro forma basis). The minimum rental commitments under noncancellable long-term operating leases are: 2001-$451 million; 2002-$433 million; 2003-$405 million; 2004-$382 million;
2005-$375 million; and after 2005-$2.666 billion.

                                TIME WARNER INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


         Time Warner's minimum commitments and guarantees under certain programming, licensing, artists, athletes, franchise and other agreements aggregated approximately $13.6 billion at December 31, 2000, which are payable principally over a ten-year period.

         Time Warner is subject to class action lawsuits as well as actions that have been brought by various state attorneys general alleging collusive and other illegal pricing practices by the major record companies in their capacity as distributors of compact discs. Although management believes these cases are without merit, adverse jury verdicts could result in a material loss to Time Warner. Due to the lack of specificity to plaintiffs' claims, a range of loss is not determinable at this time.

         Time Warner is subject to a civil action brought by a former cable television competitor in New York City alleging violations of the antitrust laws. The case is presently scheduled for trial to begin on February 14, 2001. Although management believes these allegations are without merit, an adverse jury verdict could result in a material loss to Time Warner. Due to the vague nature of both plaintiffs' claims and their assertions of damages, a range of loss is not determinable at this time.

         TWE also is subject to certain litigation relating to Six Flags. In December 1998, a jury returned an adverse verdict in the Six Flags matter in the amount of $454 million. As described in Note 4, TWE appealed the verdict, but, in July 2000, an appellate court unexpectedly affirmed the jury's verdict. As a result, TWE revised its estimate of its financial exposure and recorded a one-time, pretax charge of $50 million in 2000 to cover its additional financial exposure in excess of established reserves.

         Time Warner is also subject to numerous other legal proceedings. In management's opinion and considering established reserves, the resolution of these matters will not have a material effect, individually and in the aggregate, on Time Warner's financial statements.

20. RELATED PARTY TRANSACTIONS

         In the normal course of conducting their businesses, Time Warner and its subsidiaries and affiliates have had various transactions with TWE and other Entertainment Group companies, generally on terms resulting from a negotiation between the affected units that in management's view results in reasonable allocations. For 1998, these transactions were included in Time Warner's operating results and reported as related party transactions. However, on a historical basis for 2000 and 1999 and on a pro forma basis in 1998, these transactions have been eliminated in Time Warner's consolidated financial statements. Nevertheless, in order to facilitate an understanding of the effects of these transactions on Time Warner's financial statements for 1998, a summary of significant transactions between Time Warner and TWE is provided below.

         TWE's employees participate in various Time Warner medical, stock option and other benefit plans for which Time Warner charges TWE its allocable share of plan expenses, including administrative costs.

         Time Warner's Cable Networks-TBS division has license agreements with TWE, pursuant to which the cable networks have acquired broadcast rights to certain film and television product. In addition, Time Warner's Music division provides home videocassette distribution services to certain TWE operations, and certain TWE units place advertising in magazines published by Time Warner's Publishing division.

         Time Warner's Filmed Entertainment-TBS division has various service agreements with TWE's Filmed Entertainment-Warner Bros. division, pursuant to which TWE's Filmed Entertainment-Warner Bros. division

                                TIME WARNER INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


provides certain management and distribution services for Time Warner's theatrical, television and animated product, as well as certain services for administrative and technical support.

         Time Warner's cable businesses have management services agreements with TWE, pursuant to which TWE manages, or provides services to, the cable television systems owned by Time Warner. Such cable television systems also pay TWE for the right to carry cable television programming provided by TWE's cable networks. Similarly, Time Warner receives fees from TWE's cable television systems for the right to carry cable television programming provided by Time Warner's cable networks.

         Time Warner's and TWE's cable businesses have sold or exchanged various cable television systems to MediaOne in an effort to strengthen their geographic clustering of cable television properties. See Note 3 for further information.

         Time Warner had a credit agreement with TWE that allowed it to borrow up to $400 million from TWE. Time Warner paid interest to TWE on outstanding borrowings at a rate equal to LIBOR plus 1% per annum. In 1999, Time Warner repaid all outstanding borrowings under this credit agreement.

         Time Warner provides TWE with certain corporate support services, including accounting, tax, legal and administration, for which it received a fee in the amount of $74 million in 2000 and $73 million in 1999 and $72 million in 1998.

         TWE was required to pay a $130 million advisory fee to MediaOne over a five-year period that ended September 15, 1998 for MediaOne's expertise in telecommunications, telephony and information technology, and its participation in the management and technological upgrade of TWE's cable systems.

         In addition to transactions with TWE and other Entertainment Group companies, Time Warner has had transactions with the Columbia House Company partnerships, Comedy Partners, L.P., Time Warner Telecom, the Road Runner Joint Venture, Courtroom Television Network, BookSpan and other equity investees of Time Warner and the Entertainment Group, generally with respect to sales of products and services in the ordinary course of business.

21. ADDITIONAL FINANCIAL INFORMATION

CASH FLOWS

         As of December 31, 2000, Time Warner had certain asset securitization facilities, which provide for the accelerated receipt of up to approximately $1 billion of cash on available receivables. In connection with each of these securitization facilities, Time Warner sells, on a revolving and nonrecourse basis, certain of its accounts receivables ("Pooled Receivables") to a wholly owned, special purpose entity which, in turn, sells a percentage ownership interest in the Pooled Receivables to a third-party, commercial paper conduit sponsored by a financial institution. In addition, Time Warner services the Pooled Receivables on behalf of the special purpose entity. Income received by Time Warner in exchange for this service is equal to the prevailing market rate for such services and has not been material in any period. These securitization transactions have been accounted for as a sale in accordance with FASB Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Accordingly, accounts receivable sold under this securitization program have been reflected as a reduction in receivables in the accompanying consolidated balance sheet. Net proceeds received under this securitization program were $134 million in 2000, $228 million in 1999 and $17 million in 1998.

                                TIME WARNER INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


         Time Warner retains an ownership interest in the Pooled Receivables in the form of an interest-bearing note receivable. The note receivable, which has been adjusted to reflect the portion that is not expected to be collectible, bears an interest rate that varies with the prevailing market interest rates. For this reason and because the accounts receivables underlying the retained ownership interest that are sold to the special purpose entity are generally short term in nature, the fair value of the note receivable approximated its carrying value at both December 31, 2000 and 1999.

         Time Warner, through TWE, also has an asset securitization facility, which effectively provides for the accelerated receipt of up to $500 million of cash through the year 2001 on available licensing contracts. Assets securitized under this facility consist of cash contracts for the licensing of theatrical and television product for broadcast network and syndicated television exhibition, under which revenues have not been recognized because such product is not available for telecast until a later date ("Backlog Contracts"). In connection with this securitization facility, Time Warner sells, on a revolving and nonrecourse basis, certain of its Backlog Contracts ("Pooled Backlog Contracts") to a wholly owned, special purpose entity which, in turn, sells a percentage ownership interest in the Pooled Backlog Contracts to a third-party, commercial paper conduit sponsored by a financial institution.

         Because the Backlog Contracts securitized under this facility consist of cash contracts for the licensing of theatrical and television product that have already been produced, the recognition of revenue for such completed product is only dependent upon the commencement of the availability period for telecast under the terms of the licensing agreements. Accordingly, the proceeds received under the program are classified as deferred revenues in long-term liabilities in the accompanying consolidated balance sheet. In 2000, approximately $35 million of net proceeds were received under this securitization program. This compares to approximately $15 million of net proceeds repaid under this securitization program in 1999.

         Additional financial information with respect to cash flows is as follows:

                                                                                 YEARS ENDED DECEMBER 31,
                                                                       --------------------------------------------
                                                                          2000        1999       1998        1998
                                                                       HISTORICAL  HISTORICAL  PRO FORMA  HISTORICAL
                                                                       ----------  ----------  ---------  ----------
                                                                                         (MILLIONS)
         Cash payments made for interest.............................     $1,477    $1,406     $1,343     $  812
         Cash payments made for income taxes.........................        534       424        356        261
         Tax-related distributions received from TWE.................          -         -          -        314
         Income tax refunds received.................................         41        47         56         52

         Noncash investing activities in 2000 and 1999 included the exchange of certain cable television systems (Note 3). Noncash investing activities in 1998 included the exchange of certain cable television systems, the Time Warner Telecom Reorganization, the formation of the Road Runner Joint Venture and the TWE-A/N Transfers (Note 3). Noncash financing activities in 2000, 1999 and 1998 included the conversion of convertible preferred stock into shares of common stock (Note 14). Noncash financing activities in 1998 included the conversion of $1.15 billion of Zero-Coupon Convertible Notes into 37.4 million shares of common stock (Note 9).

                                TIME WARNER INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


OTHER INCOME (EXPENSE), NET

         Other income (expense), net, consists of:

                                                                                  YEARS ENDED DECEMBER 31,
                                                                        -------------------------------------------
                                                                           2000       1999       1998       1998
                                                                        HISTORICAL HISTORICAL  PRO FORMA HISTORICAL
                                                                        ---------- ----------  --------- ----------
                                                                                          (MILLIONS)
Road Runner restructuring charge.......................................  $   (41)  $     -   $      -    $     -
Write-down of investment in Columbia House.............................     (220)        -          -          -
Merger-related costs...................................................     (145)        -          -          -
Gain on Time Warner Telecom IPO........................................        -       115          -          -
Write-down of investment in Primestar..................................        -         -       (210)         -
Other investment-related activity, principally net losses of
     corporate-related equity investees................................     (427)     (274)      (198)       (81)
Losses on asset securitization programs................................     (176)     (114)      (104)       (77)
Other corporate finance-related activity...............................      (19)      (31)         3          1
Miscellaneous..........................................................      (26)      (98)       (80)       (70)
                                                                         -------     -----      -----      -----
Total other income (expense), net......................................  $(1,054)    $(402)     $(589)     $(227)
                                                                         =======     =====      =====      =====


OTHER CURRENT LIABILITIES

         Other current liabilities consist of:

                                                                                                  DECEMBER 31,
                                                                                              ------------------
                                                                                                2000       1999
                                                                                                ----       ----
                                                                                                  (MILLIONS)
         Accrued expenses.................................................................     $3,787     $3,111
         Accrued compensation.............................................................        974      1,026
         Accrued income taxes.............................................................        142        105
         Deferred revenues................................................................        597        597
                                                                                               ------    -------
         Total............................................................................     $5,500     $4,839
                                                                                               ======     ======

                         REPORT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
TIME WARNER INC.


         We have audited the accompanying consolidated balance sheet of Time Warner Inc. ("Time Warner") as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 2000. Our audits also included the accompanying financial statement schedule and supplementary information. These financial statements, schedule and supplementary information are the responsibility of Time Warner's management. Our responsibility is to express an opinion on these financial statements, schedule and supplementary information based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Time Warner at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule and supplementary information, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

         As discussed in Note 1 to the consolidated financial statements, in 2000 Time Warner changed its film accounting method.


                                    ERNST & YOUNG LLP



New York, New York
January 31, 2001

                                TIME WARNER INC.
                         SELECTED FINANCIAL INFORMATION


         The selected financial information for each of the five years in the period ended December 31, 2000 set forth below has been derived from and should be read in conjunction with the financial statements and other financial information presented elsewhere herein. Capitalized terms are as defined and described in such consolidated financial statements, or elsewhere herein. Certain reclassifications have been made to conform to the 2000 presentation.

         The selected financial information for 2000 and 1999 reflects the consolidation of the Entertainment Group, which substantially consists of TWE, retroactive to the beginning of 1999. The selected historical financial information for all prior periods has not been changed. However, in order to enhance comparability, pro forma financial statements for 1998 reflecting the consolidation of the Entertainment Group are presented supplementally.

         The selected historical financial information for 1998 reflects (i) the TWE-A/N Transfers and (ii) the redemption of Time Warner's Series M Preferred Stock at an aggregate cost of approximately $2.1 billion using proceeds from the issuance of lower-cost debt.

         The selected historical financial information for 1996 reflects (i) the use of approximately $1.55 billion of net proceeds from the issuance of Series M Preferred Stock to reduce outstanding indebtedness and (ii) the acquisitions of TBS and Cablevision Industries Corporation and related companies, resulting in
(a) the issuance of an aggregate 6.3 million shares of Time Warner preferred stock having a total liquidation preference of $633 million and 365.4 million shares of Time Warner common stock and (b) the assumption or incurrence of approximately $4.8 billion of indebtedness.

         Per common share amounts and average common shares have been restated to give effect to the two-for-one common stock split that occurred on December 15, 1998.

                                TIME WARNER INC.
                   SELECTED FINANCIAL INFORMATION--(CONTINUED)



SELECTED OPERATING STATEMENT INFORMATION                                    YEARS ENDED DECEMBER 31,
                                                 ----------------------------------------------------------------------------
                                                    2000          1999       1998         1998          1997        1996
                                                                              PRO
                                                 HISTORICAL(a) HISTORICAL(a) FORMA(a) HISTORICAL(a) HISTORICAL(a) HISTORICAL(a)
                                                 ----------    ----------    -----    ----------    ----------    ----------
                                                               (MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues(a)(b)...................................   $28,514       $27,123    $26,070      $14,408       $13,148        $9,924
Business segment operating income(b)(c)(d)(e)(f).     3,859         6,051      3,122        1,486         1,241           897
Equity in pretax income of Entertainment
   Group(g)......................................         -             -          -          356           686           290
Interest expense(h)..............................    (1,696)       (1,511)    (1,451)        (891)       (1,049)         (968)
Other income (expense), net(e)(i)................    (1,054)         (402)      (589)        (227)          106           (65)
Income (loss) before extraordinary loss on
   retirement of debt and cumulative effect of
   accounting change.............................       268         1,960        168          168           301          (156)
Net income (loss)(j).............................      (175)        1,948        168          168           246          (191)
Net income (loss) applicable to common shares
   (after preferred dividends)(j)(k).............      (189)        1,896       (372)        (372)          (73)         (448)
Per share of common stock(k):
   Basic net income (loss).......................    $(0.14)       $ 1.50     $(0.31)      $(0.31)       $(0.06)       $(0.52)
   Diluted net income (loss).....................    $(0.14)       $ 1.42     $(0.31)      $(0.31)       $(0.06)       $(0.52)
   Dividends.....................................    $ 0.18        $ 0.18     $ 0.18       $ 0.18        $ 0.18        $ 0.18
Average common shares:
   Basic.........................................   1,318.6       1,267.0    1,194.7      1,194.7       1,135.4         862.4
   Diluted.......................................   1,318.6       1,398.3    1,194.7      1,194.7       1,135.4         862.4

---------------
(a) Revenues reflect the provisions of SAB 101, which was adopted in the fourth quarter of 2000, and other reclassifications to conform to the 2000 presentation. The impact of SAB 101 was to reduce revenues and costs by equal amounts of $198 million in 2000, $200 million in 1999, $164 million in 1998 (on both a historical and pro forma basis), $142 million in 1997 and $133 million in 1996.
(b) Book-of-the-Month Club was deconsolidated in 2000 after its operations were contributed to a joint venture with Doubleday. During the years ended December 31, 1999, 1998 (historical and pro forma), 1997 and 1996, the Publishing segment's operating results included revenues of $321 million, $340 million, $314 million and $284 million, respectively, EBITA income (losses) of $(15) million, $28 million, $43 million and $37 million, respectively, and operating income (losses) of $(18) million, $25 million, $40 million and $37 million, respectively, relating to Book-of-the-Month Club.
(c) Business segment operating income includes net pretax gains of approximately $65 million recognized in 2000 and $97 million recognized in 1999, principally relating to the sale of an interest in CanalSatellite, a satellite television platform servicing France and Monaco, a pretax charge of $24 million recognized in 2000 in connection with the Six Flags litigation, pretax gains of $10 million recognized in 2000, $40 million recognized in 1999 and $30 million recognized in 1998 related to the partial recognition of a deferred gain in connection with the 1998 sale of Six Flags, a pretax gain of approximately $215 million recognized in 1999 in connection with the early termination and settlement of a long-term, home video distribution agreement and a noncash pretax charge of $106 million relating to Warner Bros.'s retail stores.
(d) Business segment operating income includes net pretax gains related to the sale or exchange of certain cable television systems and investments of approximately $37 million in 2000, $2.247 billion in 1999, $18 million in 1998 ($108 million on a pro forma basis) and $12 million in 1997.
(e) Effective January 1, 2000, management reclassified Time Warner's share of the segment operating results of Columbia House from its Music segment to other, net. Accordingly, segment operating results for 1999, 1998, 1997 and 1996 have been reclassified to conform to the 2000 presentation.
(f) Business segment operating income includes a pretax charge of approximately $44 million recognized in 2000 to reduce the carrying value of certain digital media investments due to significant declines in market value in the fourth quarter.
(g) Time Warner's equity in the pretax income of the Entertainment Group includes approximately $120 million of net losses in 1998 and $450 million of gains in 1997 relating to the sale or exchange of various cable television systems and other investment-related activity.
(h) Interest expense includes a pretax charge of $26 million recognized in 2000, representing an accrual for additional interest in connection with the Six Flags litigation.
(i) Other income (expense), net, includes a noncash pretax charge of approximately $220 million recognized in 2000 to reduce the carrying value of Time Warner's interest in Columbia House, a 50%-owned equity investee, a pretax charge of approximately $41 million recognized in 2000 in connection with the Road Runner Joint Venture Restructuring, merger-related charges of approximately $145 million relating to Time Warner's merger with America Online and Time Warner's recently terminated merger agreement with EMI, an approximate $115 million pretax gain recognized in 1999 in connection with the initial public offering of a 20% interest in Time Warner Telecom, Inc., a net pretax charge of $210 million recognized in 1998 relating to the write-down of TWE's carrying value of Primestar and a $200 million pretax gain recognized in 1997 relating to the disposal of Time Warner's interest in Hasbro and the related redemption of certain mandatorily redeemable preferred securities of a subsidiary.
(j) Net income (loss) includes the cumulative effect of accounting change of $443 million in 2000 and an extraordinary loss on the retirement of debt of $12 million in 1999, $55 million in 1997 and $35 million in 1996.
(k) 1998 preferred dividend requirements include a one-time effect of $234 million relating to the premium paid in connection with the redemption of Time Warner's Series M Preferred Stock.

                                TIME WARNER INC.
                   SELECTED FINANCIAL INFORMATION--(CONTINUED)

SELECTED BALANCE SHEET INFORMATION                                           DECEMBER 31,
                                                 ------------------------------------------------------------------
                                                    2000       1999       1998        1998       1997       1996
                                                 HISTORICAL HISTORICAL  PRO FORMA  HISTORICAL HISTORICAL HISTORICAL
                                                 ---------- ----------  ---------  ---------- ---------- ----------
                                                                              (MILLIONS)
Cash and equivalents............................. $    690    $ 1,284  $     529    $    442  $     645  $     514
Total assets.....................................   52,201     51,457     48,124      31,813     34,366     35,188
Debt due within one year.........................       45         22         25          19          8         11
Long-term debt...................................   19,907     18,083     17,503      10,925     11,833     12,713
Borrowings against future stock option proceeds..        -      1,243        895         895        533        488
Mandatorily redeemable preferred securities
   of subsidiaries...............................      575        575        792         575        575        949
Series M exchangeable preferred stock............        -          -          -           -      1,857      1,672
Shareholders' equity:
Preferred stock liquidation preference...........      310        840      2,260       2,260      3,539      3,559
Equity applicable to common stock................    9,651      8,873      6,592       6,592      5,817      5,943
Total shareholders' equity.......................    9,961      9,713      8,852       8,852      9,356      9,502
Total capitalization.............................   30,488     29,636     28,067      21,266     24,162     25,335

                                TIME WARNER INC.
                   QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                              NET      BASIC NET   DILUTED
                                             INCOME     INCOME    NET INCOME
                          BUSINESS           (LOSS)   (LOSS) PER  (LOSS) PER  DIVIDENDS   BASIC   DILUTED
                          SEGMENT   NET    APPLICABLE   COMMON     COMMON       PER      AVERAGE  AVERAGE     COMMON STOCK
                         OPERATING INCOME  TO COMMON     SHARE      SHARE      COMMON    COMMON   COMMON    ---------------
QUARTER       REVENUES(a) INCOME   (LOSS)   SHARES        (e)        (e)       SHARE(e)  SHARES   SHARES     HIGH     LOW
-------       --------    ------   ------   ------     ---------  ----------   -----     ------   ------     ----     ---
                                    (MILLIONS, EXCEPT PER SHARE AMOUNTS)
2000
1st (b)(c)    $ 6,502     $ 832    $ (544)   $ (549)    $(0.42)     $(0.42)    $0.045    1,301.5  1,301.5   $104.94  $64.75
2nd (c)         7,024       961        75        72       0.05        0.05      0.045    1,319.4  1,319.4     99.00   72.25
3rd (c)         6,811       937        88        85       0.06        0.06      0.045    1,324.2  1,324.2     89.25   74.94
4th (c)         8,177     1,129       206       203       0.15        0.15      0.045    1,329.2  1,329.2     91.24   52.24
Year (c)       28,514     3,859      (175)     (189)     (0.14)      (0.14)      0.18    1,318.6  1,318.6    104.94   52.24

1999
1st (d)       $ 6,046     $ 935    $  138    $  120      $0.10       $0.10     $0.045    1,243.1  1,243.1    $72.44  $58.88
2nd (d)         6,459     1,703       593       575       0.46        0.43      0.045    1,249.3  1,403.7     78.25   62.00
3rd (d)         6,682     1,295       369       360       0.28        0.27      0.045    1,288.9  1,397.8     77.31   58.50
4th (d)         7,936     2,118       848       841       0.65        0.62      0.045    1,286.5  1,391.8     72.31   59.63
Year (d)       27,123     6,051     1,948     1,896       1.50        1.42       0.18    1,267.0  1,398.3     78.25   58.50

-------------------
(a) Revenues reflect the provisions of SAB 101, which was adopted in the fourth quarter of 2000, and other reclassifications to conform to the 2000 presentation. The impact of SAB 101 was to reduce revenues and costs by equal amounts of $58 million, $53 million, $59 million and $28 million in the first, second, third and fourth quarters of 2000, respectively, thereby aggregating $198 million for the year, and $42 million, $70 million, $39 million and $49 million in the first, second, third and fourth quarters of 1999, respectively, thereby aggregating $200 million for the year.
(b) First quarter operating results reflect the provisions of SOP 00-2, which was adopted in the second quarter of 2000, retroactively to the beginning of 2000.
(c) Time Warner's income per common share in 2000 has been affected by certain significant nonrecurring items. These items consisted of (i) a net pretax, investment-related gain of approximately $65 million recognized in the third quarter, principally relating to additional proceeds received in connection with the 1999 sale of an interest in CanalSatellite, a satellite television platform servicing France and Monaco, (ii) net pretax gains (losses) relating to the sale or exchange of various cable television systems and investments of $28 million recognized in the first quarter, $(7) million recognized in the second quarter and $16 million recognized in the fourth quarter, thereby aggregating $37 million of net pretax gains for the year, (iii) a $50 million pretax charge recognized in the second quarter relating to the Six Flags litigation, (iv) a pretax gain of $10 million recognized in the first quarter relating to the partial recognition of a deferred gain on the 1998 sale of Six Flags, (v) merger-related costs relating to Time Warner's proposed merger with America Online and Time Warner's recently terminated merger agreement with EMI of approximately $46 million recognized in the first quarter, $31 million recognized in the second quarter, $52 million recognized in the third quarter and $16 million recognized in the fourth quarter, thereby aggregating $145 million for the year, (vi) a pretax charge of $41 million recognized in the fourth quarter relating to the Road Runner Joint Venture restructuring, (vii) a noncash pretax charge of $44 million recognized in the fourth quarter to reduce the carrying value of Time Warner's digital media investment portfolio, primarily due to significant market declines experienced in the fourth quarter, (viii) a noncash pretax charge of approximately $220 million recognized in the first quarter relating to the write-down of Time Warner's carrying value of its investment in Columbia House and (ix) a noncash, after-tax charge of $443 million (impact of $0.33 per basic and diluted common share) recognized in the first quarter reflecting the cumulative effect of an accounting change in connection with the adoption of a new film accounting standard. The aggregate net effect of these items in 2000 was to decrease basic income per common share by $0.46 in the first quarter, $0.06 in the second quarter, $0.01 in the third quarter and $0.03 in the fourth quarter, thereby aggregating $0.53 per common share for the year (see Note (e) below).
(d) Time Warner's income per common share in 1999 has been affected by certain significant nonrecurring items. These items consisted of (i) a pretax gain of $10 million recognized in each quarter of 1999 relating to the partial recognition of a deferred gain on the 1998 sale of Six Flags, thereby aggregating $40 million for the year, (ii) a net pretax gain of approximately $215 million recognized in the first quarter relating to the early termination and settlement of a long-term, home video distribution agreement, (iii) a net pretax gain of approximately $97 million recognized in the fourth quarter in connection with the sale of an interest in CanalSatellite, (iv) a noncash pretax charge of approximately $106 million recognized in the fourth quarter relating to Warner Bros.'s retail stores,
     (v) an approximate $115 million pretax gain recognized in the second quarter in connection with the initial public offering of a 20% interest in Time Warner Telecom Inc., (vi) gains relating to the sale and exchange of various cable television systems and investments of $771 million recognized in the second quarter, $477 million recognized in the third quarter and $999 million recognized in the fourth quarter, thereby aggregating to $2.247 billion for the year and (vii) an extraordinary loss on retirement of debt of $12 million (impact of $0.01 per basic and diluted common share) recognized in the third quarter. The aggregate net effect of these items in 1999 was to increase basic income per common share by $.11 in the first quarter, $.35 in the second quarter, $.21 in the third quarter and $.45 in the fourth quarter, thereby aggregating $1.13 per common share for the year (see Note (e) below).
(e) Per common share amounts for the quarters and full years have each been calculated separately. Accordingly, quarterly amounts may not add to the annual amounts because of differences in the average common shares outstanding during each period and, with regard to diluted per common share amounts only, because of the inclusion of the effect of potentially dilutive securities only in the periods in which such effect would have been dilutive.
                                       53

                                TIME WARNER INC.
                            SUPPLEMENTARY INFORMATION
                  CONDENSED CONSOLIDATING FINANCIAL STATEMENTS


         Time Warner Companies, Inc. ("TW Companies") and Turner Broadcasting System, Inc. ("TBS" and, together with TW Companies, the "Guarantor Subsidiaries") are wholly owned subsidiaries of Time Warner Inc. ("Time Warner"). Time Warner, TW Companies and TBS have fully and unconditionally, and jointly and severally, guaranteed all of the outstanding publicly traded indebtedness of each other. Set forth below are condensed consolidating financial statements of Time Warner, including each of the Guarantor Subsidiaries, presented for the information of each company's public debtholders. Separate financial statements and other disclosures relating to the Guarantor Subsidiaries have not been presented because management has determined that this information would not be material to such debtholders. The following condensed consolidating financial statements present the results of operations, financial position and cash flows of (i) Time Warner, TW Companies and TBS (in each case, reflecting investments in its consolidated subsidiaries under the equity method of accounting), (ii) the direct and indirect non-guarantor subsidiaries of Time Warner and (iii) the eliminations necessary to arrive at the information for Time Warner on a consolidated basis. These condensed consolidating financial statements should be read in conjunction with the accompanying consolidated financial statements of Time Warner.


                      CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                                                 NON-                          TIME
                                             TIME          TW                 GUARANTOR                       WARNER
                                            WARNER      COMPANIES     TBS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                            ------      ---------     ---    ------------   ------------   -----------
                                                                              (MILLIONS)
Revenues...................................  $    -       $    -     $ 906      $27,635       $   (27)       $ 28,514
                                             ------       ------     -----      -------       -------        --------

Cost of revenues............................      -            -      (356)     (15,438)           (2)        (15,796)
Selling, general and administrative.........      -            -      (257)      (7,351)            -          (7,608)
Amortization of goodwill and other
   intangible assets........................      -            -         -       (1,353)            -          (1,353)
Gain on sale or exchange of cable
   systems and investments..................      -            -         -           37             -              37
Gain on sale of interest in CanalSatellite..      -            -         -           65             -              65
                                             ------       ------     -----      -------       -------        --------

Business segment operating income...........      -            -       293        3,595           (29)          3,859
Equity in pretax income of consolidated
   subsidiaries.............................  1,182        1,347       423            -        (2,952)              -
Interest expense............................   (219)        (604)     (196)        (679)            2          (1,696)
Other income (expense), net.................   (192)           2        15         (842)          (37)         (1,054)
Corporate expenses..........................   (100)         (61)      (17)        (144)          148            (174)
Minority interest...........................      -           (1)        -         (263)            -            (264)
                                             ------       ------     -----      -------       -------        --------

Income before income taxes and cumulative
   effect of accounting change..............    671          683       518        1,667        (2,868)            671
Income taxes................................   (403)        (381)     (282)        (802)        1,465            (403)
                                             ------       ------     -----      -------       -------        --------

Income before cumulative effect of
   accounting change........................    268          302       236          865        (1,403)            268
Cumulative effect of accounting change,
   net of income tax benefit................   (443)        (340)     (128)        (443)          911            (443)
                                             ------       ------     -----      -------       -------        --------

Net income (loss)........................... $ (175)      $  (38)    $ 108      $   422       $  (492)       $   (175)
                                             ======       ======     =====      =======       =======        ========

                                TIME WARNER INC.
                            SUPPLEMENTARY INFORMATION
            CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


                      CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                                   NON-                     TIME
                                              TIME          TW                   GUARANTOR                 WARNER
                                             WARNER      COMPANIES      TBS    SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                                             ------      ---------      ---    ------------ ------------ ------------
                                                                              (MILLIONS)
Revenues.................................... $    -      $     -        $868      $26,306    $    (51)    $27,123
                                             ------      -------        ----      -------    --------     -------

Cost of revenues............................      -            -        (362)     (14,422)         51     (14,733)
Selling, general and administrative.........      -            -        (228)      (7,285)          -      (7,513)
Amortization of goodwill and other
   intangible assets........................      -            -           -       (1,279)          -      (1,279)
Gain on sale or exchange of cable
   systems and investments..................      -            -           -        2,247           -       2,247
Gain on early termination of video
   distribution agreement...................      -            -           -          215           -         215
Gain on sale of interest in CanalSatellite..      -            -           -           97           -          97
Write-down of retail store assets...........      -            -           -         (106)          -        (106)
                                            -------     --------    --------      -------    --------      ------

Business segment operating income...........      -            -         278        5,773           -       6,051
Equity in pretax income of consolidated
   subsidiaries.............................  3,857        4,050         460            -      (8,367)          -
Interest expense............................   (152)        (660)       (168)        (533)          2      (1,511)
Other income (expense), net.................   (114)          39          20         (255)        (92)       (402)
Corporate expenses..........................    (91)         (57)        (16)        (138)        139        (163)
Minority interest...........................      -          (52)          -         (423)          -        (475)
                                            ---------   --------     -------      -------  ----------      ------

Income before income taxes and
   extraordinary item.......................  3,500        3,320         574        4,424      (8,318)      3,500
Income taxes................................ (1,540)      (1,445)       (297)      (1,909)      3,651      (1,540)
                                             ------       ------        ----      -------      ------      ------

Income before extraordinary item............  1,960        1,875         277        2,515      (4,667)      1,960
Extraordinary loss on retirement of debt,
   net of income tax benefit................    (12)         (12)          -            -          12         (12)
                                            -------      -------      ------     --------     -------      ------

Net income.................................. $1,948       $1,863      $  277      $ 2,515     $(4,655)    $ 1,948
                                             ======       ======      ======      =======     =======     =======

                                TIME WARNER INC.
                            SUPPLEMENTARY INFORMATION
            CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


                      CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                                                   NON-                      TIME
                                              TIME          TW                   GUARANTOR                  WARNER
                                             WARNER      COMPANIES      TBS    SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                                             ------      ---------      ---    ------------ ------------  ------------
                                                                              (MILLIONS)
Revenues ...................................  $   -       $    -        $720      $13,712     $   (24)    $14,408
                                              -----       ------        ----      -------     -------     -------

Cost of revenues............................      -            -        (303)      (7,078)         24      (7,357)
Selling, general and administrative.........      -            -        (211)      (4,591)          -      (4,802)
Amortization of goodwill and other
   intangible assets........................      -            -           -         (781)          -        (781)
Gain on sale or exchange of cable systems
   and investments..........................      -            -           -           18           -          18
                                              -----        -----      ------      -------      ------     -------

Business segment operating income...........      -            -         206        1,280           -       1,486
Equity in pretax income of consolidated
   subsidiaries.............................    770        1,283         327            -      (2,380)          -
Equity in pretax income of Entertainment
   Group ...................................      -            -           -          423         (67)        356
Interest expense............................     14         (715)       (176)         (14)          -        (891)
Other income (expense), net.................   (112)          11          17          (79)        (64)       (227)
Corporate expenses..........................    (86)         (55)        (16)         (64)        135         (86)
Minority interest...........................      -          (52)          -            -           -         (52)
                                            -------       ------     -------     --------    --------     -------

Income before income taxes..................    586          472         358        1,546      (2,376)        586
Income taxes................................   (418)        (322)       (212)        (816)      1,350        (418)
                                               ----        -----       -----        -----      ------      ------

Net income..................................   $168       $  150        $146       $  730     $(1,026)    $   168
                                               ====       ======        ====       ======     =======     =======

                                TIME WARNER INC.
                            SUPPLEMENTARY INFORMATION
            CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 2000

                                                                                           NON-                    TIME
                                                              TIME       TW              GUARANTOR   ELIMINA-     WARNER
                                                             WARNER   COMPANIES   TBS  SUBSIDIARIES   TIONS    CONSOLIDATED
                                                             ------   ---------   ---  ------------  -----     ------------
                                                                                   (MILLIONS)
ASSETS
CURRENT ASSETS
Cash and equivalents....................................... $    (1) $   198   $   40   $   453      $    -     $    690
Receivables, net...........................................      37       20       98     5,265           -        5,420
Inventories................................................       -        -      117     1,466           -        1,583
Prepaid expenses...........................................      24        -        5     1,408           -        1,437
                                                              -----   ------   ------   -------      ------      -------

Total current assets.......................................      60      218      260     8,592           -        9,130

Noncurrent inventories and film costs......................       -        -      278     4,797           -        5,075
Investments in and amounts due to and from
   consolidated subsidiaries...............................  15,074   15,188    8,696         -     (38,958)           -
Other investments..........................................     299        6       25     1,979        (761)       1,548
Property, plant and equipment..............................      33        -       59    10,056           -       10,148
Music catalogues, contracts and copyrights.................       -        -        -       707           -          707
Cable television and sports franchises.....................       -        -        -     8,055           -        8,055
Goodwill...................................................       -        -        -    15,594           -       15,594
Other assets...............................................     189       94       80     1,581           -        1,944
                                                             ------   ------   ------   -------      ------      -------

Total assets............................................... $15,655  $15,506   $9,398   $51,361    $(39,719)     $52,201
                                                            =======  =======   ======   =======    ========      =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable........................................... $    43   $    -   $   13  $  1,964      $    -      $ 2,020
Participations payable.....................................       -        -        -     1,190           -        1,190
Royalties and programming costs payable....................       -        -       13     1,475           -        1,488
Debt due within one year...................................       -        -        -        45           -           45
Other current liabilities..................................     398      199      192     4,714          (3)       5,500
                                                             ------   ------   ------   -------      ------      -------

Total current liabilities..................................     441      199      218     9,388          (3)      10,243

Long-term debt ............................................   1,585    6,278      748    11,296           -       19,907
Debt due to affiliates.....................................       -        -    1,647       158      (1,805)           -
Deferred income taxes......................................   3,079    2,997      162     3,159      (6,318)       3,079
Unearned portion of paid subscriptions.....................       -        -        -       832           -          832
Other liabilities..........................................     591        -      197     3,452           -        4,240
Minority interests.........................................       -        -        -     3,364           -        3,364
TW Companies-obligated mandatorily redeemable
   preferred securities of a subsidiary holding solely
   subordinated debentures of TW Companies.................       -        -        -       575           -          575

SHAREHOLDERS' EQUITY
Due from Time Warner and subsidiaries......................       -   (1,973)  (1,461)   (4,997)      8,431            -
Other shareholders' equity.................................   9,959    8,005    7,887    24,134     (40,024)       9,961
                                                            -------  -------  -------   -------     -------      -------

Total shareholders' equity.................................   9,959    6,032    6,426    19,137     (31,593)       9,961
                                                            -------  -------  -------   -------     -------      -------

Total liabilities and shareholders' equity................. $15,655  $15,506   $9,398   $51,361    $(39,719)     $52,201
                                                            =======  =======   ======   =======    ========      =======

                                TIME WARNER INC.
                            SUPPLEMENTARY INFORMATION
            CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 1999

                                                                                           NON-                   TIME
                                                              TIME       TW              GUARANTOR    ELIMINA-    WARNER
                                                             WARNER   COMPANIES   TBS  SUBSIDIARIES    TIONS   CONSOLIDATED
                                                             ------   ---------   ---  ------------    -----   ------------
                                                                                   (MILLIONS)
ASSETS
CURRENT ASSETS
Cash and equivalents.......................................  $    -  $   366   $   77   $   841      $    -    $ 1,284
Receivables, net...........................................      18       27       89     4,797           -      4,931
Inventories................................................       -        -      125     1,347           -      1,472
Prepaid expenses...........................................      12        -        4     1,397           -      1,413
                                                              -----   ------   ------   -------       -----     ------

Total current assets.......................................      30      393      295     8,382           -      9,100

Noncurrent inventories and film costs......................       -        -      203     5,073           -      5,276
Investments in and amounts due to and from
   consolidated subsidiaries...............................  17,212   16,711    9,354         -     (43,277)         -
Other investments..........................................     236        7       24     2,562        (733)     2,096
Property, plant and equipment..............................      42        -       47     8,639           -      8,728
Music catalogues, contracts and copyrights.................       -        -        -       782           -        782
Cable television and sports franchises.....................       -        -        -     8,472           -      8,472
Goodwill...................................................       -        -        -    15,458           -     15,458
Other assets...............................................      91      103       65     1,286           -      1,545
                                                            -------   ------   ------   -------     -------    -------

Total assets............................................... $17,611  $17,214   $9,988   $50,654    $(44,010)   $51,457
                                                            =======  =======   ======   =======    ========    =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable........................................... $    13   $    -  $    25   $ 1,885      $    -    $ 1,923
Participations payable.....................................       -        -        -     1,403           -      1,403
Royalties and programming costs payable....................       -        -       35     1,529           -      1,564
Debt due within one year...................................       -        -        -        22           -         22
Other current liabilities..................................     342      190      150     4,195         (38)     4,839
                                                             ------   ------   ------    ------      ------     ------

Total current liabilities..................................     355      190      210     9,034         (38)     9,751

Long-term debt ............................................   1,585    6,745      746     9,007           -     18,083
Debt due to affiliates.....................................       -        -    1,647       158      (1,805)         -
Borrowings against future stock option proceeds............   1,243        -        -         -           -      1,243
Deferred income taxes......................................   4,234    3,978      337     4,314      (8,629)     4,234
Unearned portion of paid subscriptions.....................       -        -        -       762           -        762
Other liabilities..........................................     481        -      130     3,299           -      3,910
Minority interests.........................................       -        -        -     3,186           -      3,186
TW Companies-obligated mandatorily redeemable
   preferred securities of a subsidiary holding solely
   subordinated debentures of TW Companies.................       -        -        -       575           -        575

SHAREHOLDERS' EQUITY
Due from Time Warner and subsidiaries......................       -   (1,997)    (903)   (3,791)      6,691          -
Other shareholders' equity.................................   9,713    8,298    7,821    24,110     (40,229)     9,713
                                                             ------  -------   ------    ------     -------     ------

Total shareholders' equity.................................   9,713    6,301    6,918    20,319     (33,538)     9,713
                                                             ------  -------   ------    ------     -------     ------

Total liabilities and shareholders' equity................. $17,611  $17,214   $9,988   $50,654    $(44,010)   $51,457
                                                            =======  =======   ======   =======    ========    =======

                                TIME WARNER INC.
                            SUPPLEMENTARY INFORMATION
            CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


                      CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000

                                                                                          NON-                   TIME
                                                               TIME       TW            GUARANTOR    ELIMINA-   WARNER
                                                              WARNER   COMPANIES  TBS  SUBSIDIARIES   TIONS  CONSOLIDATED
                                                              ------   ---------  ---  ------------   -----  ------------
                                                                                     (MILLIONS)
OPERATIONS
Net income (loss)..........................................   $(175)  $  (38)  $  108    $  422     $ (492)    $  (175)
Adjustments for noncash and nonoperating items:
   Cumulative effect of accounting change..................     443      340      128       443       (911)        443
   Depreciation and amortization...........................       -        -        9     2,648          -       2,657
   Amortization of film costs..............................       -        -        -     2,032          -       2,032
   Noncash interest expense................................       -        4        -         -          -           4
   Gain on sale or exchange of cable systems and
     investments...........................................       -        -        -       (37)         -         (37)
   Excess (deficiency) of distributions over equity in pretax
     income of consolidated subsidiaries...................      21     (234)     368         -       (155)          -
   Equity in losses of other investee companies after
     distributions.........................................       -        2        -       531         75         608
Changes in operating assets and liabilities................    (557)       3      (68)   (2,113)      (113)     (2,848)
                                                              -----    -----      ---    ------     ------      -------

Cash provided by operations................................    (268)      77      545     3,926     (1,596)      2,684
                                                              -----     ----     ----    ------     ------      ------

INVESTING ACTIVITIES
Investments and acquisitions...............................       -        -        -    (1,216)         -      (1,216)
Advances to parents and consolidated subsidiaries..........       -        -        -    (1,443)     1,443           -
Repayment of advances from consolidated subsidiaries.......       -      198        -         -       (198)          -
Capital expenditures.......................................       -        -      (24)   (2,749)         -      (2,773)
Investment proceeds........................................       -        -        -       425          -         425
                                                             ------   ------   ------   -------     ------     -------

Cash provided (used) by investing activities...............       -      198      (24)   (4,983)     1,245      (3,564)
                                                             ------    -----   ------    ------     ------      -------

FINANCING ACTIVITIES
Borrowings.................................................       -      111        -     4,445          -       4,556
Debt repayments............................................       -     (578)       -    (2,464)         -      (3,042)
Change in due to/from parent...............................   1,443       24     (558)   (1,260)       351           -
Borrowings against future stock option proceeds............       2        -        -         -          -           2
Repayments against future stock option proceeds............  (1,245)       -        -         -          -      (1,245)
Repurchases of Time Warner common stock....................     (65)       -        -         -          -         (65)
Dividends paid.............................................    (254)       -        -         -          -        (254)
Proceeds received from stock option and dividend
   reinvestment plans......................................     386        -        -         -          -         386
Other......................................................       -        -        -       (52)         -         (52)
                                                           --------   ------   ------    ------     ------        ----

Cash provided (used) by financing activities...............     267     (443)    (558)      669        351         286
                                                             ------   ------   ------     -----     ------      ------

DECREASE IN CASH AND
   EQUIVALENTS.............................................      (1)    (168)     (37)     (388)         -        (594)

CASH AND EQUIVALENTS AT
   BEGINNING OF PERIOD.....................................       -      366       77       841          -       1,284
                                                           --------   ------    -----    ------     ------      ------

CASH AND EQUIVALENTS AT END OF PERIOD...................... $    (1)  $  198   $   40    $  453     $    -     $   690
                                                            =======   ======   ======    ======     ======     =======

                                TIME WARNER INC.
                            SUPPLEMENTARY INFORMATION
            CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


                      CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999

                                                                                          NON-                 TIME
                                                               TIME       TW            GUARANTOR   ELIMINA-  WARNER
                                                              WARNER   COMPANIES  TBS  SUBSIDIARIES  TIONS  CONSOLIDATED
                                                              ------   ---------  ---  ------------ ------- ------------
                                                                                     (MILLIONS)
OPERATIONS
Net income.................................................  $1,948   $1,863   $  277    $2,515     $(4,655)  $1,948
Adjustments for noncash and nonoperating items:
   Extraordinary loss on retirement of debt................      12       12        -         -         (12)      12
   Depreciation and amortization...........................       -        -        9     2,501           -    2,510
   Amortization of film costs..............................       -        -        -     2,268           -    2,268
   Noncash interest expense................................       -        4        -         -           -        4
   Gain on sale or exchange of cable systems and
     investments...........................................       -        -        -    (2,247)          -   (2,247)
   Excess (deficiency) of distributions over equity in
     pretax income of consolidated subsidiaries............  (1,675)  (1,279)     119         -       2,835        -
   Equity in losses of other investee companies after
     distributions.........................................       -        4        -       330          83      417
Changes in operating assets and liabilities................    (195)    (145)      85      (153)       (551)    (959)
                                                             ------   ------    -----     -----      ------    -----

Cash provided by operations................................      90      459      490     5,214      (2,300)   3,953
                                                             ------    -----    -----     -----      ------   ------

INVESTING ACTIVITIES
Consolidation of the Entertainment Group's cash and
   equivalents.............................................       -        -        -        87           -       87
Investments and acquisitions...............................       -        -        -      (870)          -     (870)
Advances to parents and consolidated subsidiaries..........       -        -        -    (1,558)      1,558        -
Repayment of advances from consolidated subsidiaries.......       -      140        -       232        (372)       -
Capital expenditures.......................................       -        -      (14)   (2,217)          -   (2,231)
Investment proceeds........................................       -        -        -     1,084           -    1,084
                                                             ------     ----    -----    ------      ------   ------

Cash provided (used) by investing activities...............       -      140      (14)   (3,242)      1,186   (1,930)
                                                             ------     ----    -----    ------      ------   ------

FINANCING ACTIVITIES
Borrowings.................................................       -      173        -     4,159           -    4,332
Debt repayments............................................       -     (767)       -    (2,982)          -   (3,749)
Change in due to/from parent...............................   1,326      316     (424)   (2,332)      1,114        -
Borrowings against future stock option proceeds............     348        -        -         -           -      348
Redemption of mandatorily redeemable preferred
   securities of subsidiary................................       -        -        -      (217)          -     (217)
Repurchases of Time Warner common stock....................  (1,896)       -        -         -           -   (1,896)
Dividends paid.............................................    (289)       -        -         -           -     (289)
Proceeds received from stock option and dividend
   reinvestment plans......................................     421        -        -         -           -      421
Other......................................................       -      (21)       -      (110)          -     (131)
                                                              -----   ------    -----    ------    --------    -----

Cash used by financing activities..........................     (90)    (299)    (424)   (1,482)      1,114   (1,181)
                                                              -----    -----    -----    ------      ------   ------

INCREASE IN CASH AND
   EQUIVALENTS.............................................       -      300       52       490           -      842

CASH AND EQUIVALENTS AT
   BEGINNING OF PERIOD.....................................       -       66       25       351           -      442
                                                             ------    -----    -----    ------      ------    -----

CASH AND EQUIVALENTS AT END OF PERIOD...................... $     -   $  366   $   77    $  841     $     -   $1,284
                                                            =======   ======   ======    ======     =======   ======

                                TIME WARNER INC.
                            SUPPLEMENTARY INFORMATION
            CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


                      CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998

                                                                                           NON-                  TIME
                                                               TIME       TW            GUARANTOR     ELIMINA-  WARNER
                                                              WARNER   COMPANIES TBS   SUBSIDIARIES    TIONS  CONSOLIDATED
                                                              ------   --------- ---   ------------    -----  ------------
                                                                                     (MILLIONS)
OPERATIONS
Net income.................................................  $  168   $  150   $  146    $  730      $(1,026)  $  168
Adjustments for noncash and nonoperating items:
   Depreciation and amortization...........................       -        -        9     1,150             -    1,159
   Amortization of film costs..............................       -        -        -       542             -      542
   Noncash interest expense................................       -       30        -         -             -       30
   Gain on sale or exchange of cable systems and
     investments...........................................       -        -        -       (18)            -      (18)
   Excess (deficiency) of distributions over equity in
     pretax income of consolidated subsidiaries............   1,767     (666)     374         -        (1,475)       -
   Excess of distributions over equity in pretax income
     of Entertainment Group................................       -        -        -       275            67      342
   Equity in losses of other investee companies after
     distributions.........................................       -        -        -       109            57      166
Changes in operating assets and liabilities................     212    2,869     (426)   (1,062)       (2,137)    (544)
                                                            -------   ------   ------    ------        ------   ------

Cash provided by operations................................   2,147    2,383      103     1,726        (4,514)   1,845
                                                             ------   ------   ------    ------        ------   ------

INVESTING ACTIVITIES
Investments and acquisitions...............................    (213)       -        -        54             -     (159)
Advances to parents and consolidated subsidiaries..........       -   (2,716)       -      (263)        2,979        -
Repayment of advances from consolidated subsidiaries.......      75        -        -         -           (75)       -
Capital expenditures.......................................       -        -      (12)     (500)            -     (512)
Investment proceeds........................................       -        -        -       569             -      569
Proceeds received from distribution of TWE Senior
   Capital.................................................       -        -        -       455             -      455
                                                              -----    -----    -----     -----         -----    -----

Cash provided (used) by investing activities...............    (138)  (2,716)     (12)      315         2,904      353
                                                               ----   ------    -----     -----        ------    -----

FINANCING ACTIVITIES
Borrowings.................................................   1,584      498        -     1,661             -    3,743
Debt repayments............................................       -     (500)     (75)   (1,817)           75   (2,317)
Change in due to/from parent...............................     220       43        -    (1,798)        1,535        -
Borrowings against future stock option proceeds............   1,015        -        -         -             -    1,015
Repayments of borrowings against future stock
   option proceeds.........................................    (653)       -        -         -             -     (653)
Repurchases of Time Warner common stock....................  (2,240)       -        -         -             -   (2,240)
Redemption of Series M Preferred Stock.....................  (2,093)       -        -         -             -   (2,093)
Dividends paid.............................................    (524)       -        -         -             -     (524)
Proceeds received from stock option and dividend
   reinvestment plans......................................     740        -        -         -             -      740
Other......................................................     (58)     (14)       -         -             -      (72)
                                                             ------   ------    -----     -----        ------   ------

Cash provided (used) by financing activities...............  (2,009)      27      (75)   (1,954)        1,610   (2,401)
                                                             ------   ------    -----    ------        ------   ------

INCREASE (DECREASE) IN CASH AND
   EQUIVALENTS.............................................       -     (306)      16        87             -     (203)
                                                             ------   ------    -----    ------        ------   ------

CASH AND EQUIVALENTS AT
   BEGINNING OF PERIOD.....................................       -      372        9       264             -      645
                                                              -----   ------    -----     -----         -----    -----

CASH AND EQUIVALENTS AT END OF PERIOD......................  $    -    $  66    $  25    $  351        $    -   $  442
                                                             ======    =====    =====    ======        ======   ======

                                TIME WARNER INC.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                        CONSOLIDATION  ADDITIONS
                                                             BALANCE AT     OF THE     CHARGED TO                  BALANCE
                                                             BEGINNING  ENTERTAINMENT  COSTS AND                   AT END
                    DESCRIPTION                             OF PERIOD(a)    GROUP       EXPENSES  DEDUCTIONS       PERIOD
                    -----------                             -----------     ----        --------  ----------       ------
                                                                                   (MILLIONS)
2000:
Reserves deducted from accounts receivable:
   Allowance for doubtful accounts........................    $  578       $   -        $   344    $  (285)(b)     $  637
   Reserves for sales returns and allowances..............     1,104           -          2,921     (3,034)(c)(d)     991
                                                              ------       -----        -------    -------         ------
Total.....................................................    $1,682       $   -        $ 3,265    $(3,319)        $1,628
                                                              ======       =====        =======    =======         ======
Reserves deducted from amounts due to publishers
   (accounts payable)
   Allowance for magazine and book returns................    $ (194)      $   -        $(1,234)   $ 1,244(d)      $ (184)
                                                              ======       =====        =======    =======         ======

1999:
Reserves deducted from accounts receivable:
   Allowance for doubtful accounts........................    $  316       $ 271        $   279    $  (288)(b)     $  578
   Reserves for sales returns and allowances..............       691         235          1,843     (1,665)(c)(d)   1,104
                                                              ------       -----        -------    -------         ------
Total.....................................................    $1,007       $ 506        $ 2,122    $(1,953)        $1,682
                                                              ======       =====        =======    =======         ======
Reserves deducted from amounts due to publishers
   (accounts payable)
   Allowance for magazine and book returns................    $ (220)      $   -        $(1,236)   $ 1,262(d)      $ (194)
                                                              =======      =====        =======    =======         ======

1998:
Reserves deducted from accounts receivable:
   Allowance for doubtful accounts........................    $  311       $   -        $   323    $  (318)(b)     $  316
   Reserves for sales returns and allowances..............       680           -          2,490     (2,479)(c)(d)     691
                                                              ------       -----        -------    -------          -----
Total.....................................................    $  991       $   -        $ 2,813    $(2,797)        $1,007
                                                              ======       =====        =======    =======         ======
Reserves deducted from amounts due to publishers
   (accounts payable)
   Allowance for magazine and book returns................    $ (171)      $   -        $(1,206)   $ 1,157(d)      $ (220)
                                                              ======       =====        =======    =======         ======

---------------
(a) In 1999, Time Warner consolidated the Entertainment Group, which substantially consists of TWE, retroactive to the beginning of 1999. Time Warner's historical financial information for prior periods have not been changed.
(b)    Represents uncollectible receivables charged against reserve.
(c)    Represents returns or allowances applied against reserve.
(d) The distribution of magazines and books not owned by Time Warner results in a receivable recorded at the sales price and a corresponding liability to the publisher recorded at the sales price less the distribution commission recognized by Time Warner as revenue. Therefore, it would be misleading to compare magazine and book revenues to the provision charged to the reserve for magazine and book returns that is deducted from accounts receivable without also considering the related offsetting activity in the reserve for magazine and book returns that is deducted from the liability due to the publishers.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AOL TIME WARNER INC.



                                        By:          /s/ J. Michael Kelly
                                                 _______________________________
                                        Name:    J. Michael Kelly
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer

Date: February 9, 2001



                                        By:          /s/ James W. Barge
                                                 _______________________________
                                        Name:    James W. Barge
                                        Title:   Vice President and Controller

Date: February 9, 2001

                                  EXHIBIT INDEX


EXHIBIT
  NO.                          DESCRIPTION OF EXHIBITS
 ----                          -----------------------
23.1     Consent of Ernst & Young LLP, Independent Auditors.

99.1     Financial statements of Time Warner Entertainment Company, L.P. as of
         December 31, 2000 and 1999 and for each of the years ended December
         31, 2000, 1999 and 1998, including the report thereon of Ernst & Young
         LLP, Independent Auditors.

99.2 Financial statements of TWE General Partners as of December 31, 2000 and 1999 and for each of the years ended December 31, 2000, 1999 and 1998, including the report thereon of Ernst & Young LLP, Independent
         Auditors.